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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

United Natural Foods, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED NATURAL FOODS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2010

Dear Stockholder:

        You are hereby cordially invited to attend the Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Thursday, December 16, 2010 at 5:30 p.m. eastern standard time on the internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi, and any adjournments or postponements of the annual meeting.

        We are holding the annual meeting for the following purposes:

    1.
    To elect three members to our Board of Directors to serve as Class II directors, each for a term of three years.

    2.
    To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2011.

    3.
    To approve the amendment and restatement of the United Natural Foods, Inc. 2004 Equity Incentive Plan.

    4.
    To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        These matters are more fully described in the accompanying proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meeting.

        Only stockholders of record on our books at the close of business on Monday, October 18, 2010 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 313 Iron Horse Way, Providence, RI 02908. If you would like to view the stockholder list, please call our Investor Relations Department at (401) 528-8634 to schedule an appointment. The stockholder list will also be available on the Internet during the meeting.

        In accordance with rules approved by the Securities and Exchange Commission, this year we are again furnishing proxy materials to our stockholders over the Internet. On or about November 5, 2010, we mailed to all stockholders of record as of the close of business on October 18, 2010 a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended July 31, 2010, our proxy statement, proxy card and other items of interest to stockholders on the Internet website indicated in our notice, as well as how to vote. The November 5th notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders if you desire.

        You may vote your shares via the Internet, by telephone or by completing, dating, signing and promptly returning your proxy card to us in the envelope provided, if you received a paper copy of the proxy card by mail. The proxy materials provide you with details on how to vote by these three methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the annual meeting. If you decide to attend the virtual annual meeting through the Internet, you may revoke your proxy and cast your vote electronically over the Internet during the meeting.

By Order of the Board of Directors,

Michael S. Funk, Chair of the Board

November 5, 2010

        PLEASE VOTE. STOCKHOLDERS MAY VOTE BY THE INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON NOVEMBER 5, 2010 FOR INFORMATION ON HOW TO VOTE BY THE INTERNET, TELEPHONE OR MAIL.

UNITED NATURAL FOODS, INC.
313 Iron Horse Way
Providence, Rhode Island 02908

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2010

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of United Natural Foods, Inc., for use at the Annual Meeting of Stockholders to be held on Thursday, December 16, 2010 at 5:30 p.m. eastern standard time on the internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi, and any adjournments or postponements of the annual meeting. The Board of Directors (which we sometimes refer to as the Board in this proxy statement) is soliciting proxies for the purposes set forth in the accompanying "Notice of Annual Meeting of Stockholders." We will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 16, 2010:

        As outlined on the notice we mailed to you on November 5, 2010 (the "Notice of Proxy Availability"), the proxy statement, proxy card and Annual Report to Stockholders for the year ended July 31, 2010 are available on the Internet at http://www.proxyvote.com.

Record Date and Share Ownership

        Only stockholders of record on our books at the close of business on Monday, October 18, 2010 (the "Record Date") will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 18, 2010, we had 48,172,537 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended July 31, 2010, are being first made available to stockholders of record on or about November 5, 2010. Our Board of Directors is making these materials available to you on the Internet or, upon your request, is delivering printed versions of these materials to you without charge by mail. On or about November 5, 2010, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote.

        We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2010, as filed with the Securities and Exchange Commission (the "SEC"), without exhibits. Please address all such requests to the attention of Lisa N'Chonon, Corporate Controller, United Natural Foods, Inc., 313 Iron Horse Way, Providence, Rhode Island 02908. Exhibits will be provided upon written request to Ms. N'Chonon and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy

        If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

  •
  FOR the election of Gordon D. Barker, Mary Elizabeth Burton and Gail A. Graham as Class II directors;

  •
  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2011; and

  •
  FOR the approval of the amendment and restatement of the United Natural Foods, Inc. 2004 Equity Incentive Plan (the "2004 Plan).

        If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting.

        You may revoke or revise your proxy whether given by mail, via the Internet or by telephone at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at 313 Iron Horse Way, Providence, Rhode Island 02908. Attendance at the virtual annual meeting through the Internet will not itself be deemed to revoke your proxy unless you vote via the Internet while attending the virtual annual meeting.

        If you hold shares of common stock in a stock brokerage account or through a bank, trust or other fiduciary or nominee, you are considered to be the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker or nominee on how to vote your shares. If you do not provide your broker or nominee instructions on how to vote your shares regarding the election of Class II directors or the amendment and restatement of the 2004 Plan, they will not be able to vote your shares on these matters.

        If you participate in our Employee Stock Ownership Plan (the "ESOP"), you will receive a separate voting instructions card which will serve as a voting instruction for Mr. Robert Huckins, the trustee of the ESOP. If Mr. Huckins does not receive voting instructions for your ESOP shares, he will vote your ESOP shares in the same proportion as other ESOP participants' shares for which voting instructions have been received. Mr. Huckins will vote unallocated shares of common stock in the ESOP in the same proportion as participants have directed the trustee to vote their allocated shares of common stock.

        If you participate in the United Natural Foods, Inc. Stock Fund (the "Stock Fund") through the United Natural Foods, Inc. Retirement Plan (the "401(k) Plan"), you will receive a separate voting instructions card which will serve as a voting instruction for Fidelity Management Trust Company ("Fidelity"), the trustee of the plan. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants' shares for which voting instructions have been received.

        In addition to solicitations by mail and the Internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How to Vote

        You may vote "FOR" or "AGAINST" each of the nominees to the Board of Directors. You may also abstain from voting "FOR" or "AGAINST" any nominee. For each of the other matters to be voted on at the annual meeting, you may vote "FOR" or "AGAINST" or abstain from voting. The procedures for voting follow.

        Stockholders of Record:    If you are a stockholder of record, there are three ways to vote:

  •
  by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

  •
  by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

  •
  by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability. You may also vote on the Internet while attending the meeting virtually through the Internet.

        If you plan to vote by telephone or Internet in advance of the meeting, your vote must be received by 7:00 p.m., eastern standard time, on December 15, 2010 to be counted. Internet voting during the annual meeting is also permissible through the website www.virtualshareholdermeeting.com/unfi.

        Street Name Holders:    If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your intermediary and you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the annual meeting, you must have your 12 digit control number from your Notice of Proxy Availability.

        Holders Through the ESOP:    If you hold your shares through the ESOP, a voting instructions card was forwarded to you, which will serve as a voting instruction for Mr. Robert Huckins, the trustee of the ESOP. You must submit your voting instructions to Mr. Huckins by the close of business on December 13, 2010 to allow him time to receive your voting instructions. If Mr. Huckins does not receive voting instructions for your ESOP shares, he will vote your ESOP shares in the same proportion as other ESOP participants' shares for which voting instructions have been received.

        Holders Through the 401(k) Plan:    If you hold your shares through the 401(k) Plan's Stock Fund, you will receive a separate voting instructions card which will serve as a voting instruction for Fidelity, the trustee of the 401(k) Plan. You must submit your voting instructions to Fidelity by 5:00 p.m. eastern standard time on December 13, 2010 to allow it time to receive your voting instructions. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants' shares for which voting instructions have been received.

        We provide Internet proxy voting to allow you to vote your shares on-line both before and during the meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Votes Required

        Presence by attendance through the virtual meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on October 18, 2010, the record date for the annual meeting, and entitled to vote at the annual meeting will be required for a quorum. Shares of common stock present by attendance through the virtual meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

        Our bylaws provide that, if the number of nominees for director does not exceed the number of directors to be elected, each nominee for director will be elected as a director if the number of shares voted "FOR" the director exceed the number of shares voted "AGAINST" the director. If the number of nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented by attendance through the virtual meeting or by proxy at the annual meeting and entitled to vote on the election of directors. If a nominee who already serves as a director is not elected, that director must offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of our Board of Directors will make a recommendation to the Board on whether to accept or reject the director's resignation, or whether other action should be taken. The affirmative vote of the holders of a majority of the outstanding shares of common stock in attendance through the virtual meeting or represented by proxy, entitled to vote and voting on the matter is required for (i) the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2011 and (ii) the approval of the amendment and restatement of the 2004 Plan.

        Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter or have not received instructions from the beneficial owner with respect to such matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast, although such votes will count for quorum purposes. Brokers and nominees do not have discretionary authority to vote with respect to the election of directors or the amendment and restatement of the 2004 Plan.

Attending the Annual Meeting

        We will be hosting the 2010 Annual Meeting of Stockholders live via the Internet. A summary of the information you need to attend the annual meeting online is provided below:

  •
  Any stockholder can attend the annual meeting live via the Internet at www.virtualshareholdermeeting.com/unfi

  •
  Webcast starts at 5:30 p.m. eastern standard time

  •
  Please have your 12-digit control number to enter the annual meeting

  •
  Stockholders may vote and submit questions while attending the annual meeting on the Internet

  •
  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting/unfi

  •
  Questions regarding how to attend and participate via the Internet will be answered by calling 1-877-826-0671 on the day before the annual meeting and the day of the annual meeting

  •
  Webcast replay of the annual meeting will be available at www.virtualshareholdermeeting/unfi until December 16, 2011.

Householding

        We have adopted a procedure for stockholders whose shares are held in street name called "householding," pursuant to which stockholders of record who have the same address and the same last name will receive only one Notice of Proxy Availability each and, as applicable, one set of any additional proxy materials that are delivered, unless one or more of these stockholders notifies us that they wish to continue receiving multiple copies. This procedure provides extra convenience for stockholders and a cost savings for us. Currently, we are not providing householding to stockholders whose shares are registered in their name.

        If at any time you no longer wish to participate in householding and would prefer to receive a separate Notice of Proxy Availability and, as applicable, any additional proxy materials that are delivered, or if your shares are held in street name and you are receiving multiple copies of our Notice of Proxy Availability and, as applicable, any additional proxy materials that are delivered and wish to receive only one, please notify your bank, broker, trust or other holder of record. For more information, please contact our corporate secretary at 313 Iron Horse Way, Providence, Rhode Island 02908.

        Stockholders who participate in householding will continue to receive separate control numbers for use in voting their shares, and, if requested, separate proxy cards.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of October 18, 2010 by (i) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock based on Schedule 13G filings made by such persons with the SEC, (ii) each member of our Board of Directors, (iii) our current or former executive officers named in the Summary Compensation Table below, (iv) the Employee Stock Ownership Trust and (v) all of our directors, current executive officers and former executive officers named in the Summary Compensation Table as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
FMR, LLC.	4,411,530	9.2%
BlackRock, Inc.	3,193,518	6.6%
Employee Stock Ownership Trust(3)	2,377,260	4.9%
Steven L. Spinner(4)	102,959	**
Michael S. Funk(5)	98,897	**
Thomas B. Simone(6)	80,650	**
Mark E. Shamber(7)	64,287	**
James P. Heffernan(8)	62,564	**
Gordon D. Barker(9)	48,050	**
Joseph M. Cianciolo(10)	44,559	**
Gail A. Graham(11)	34,261	**
Peter Roy(12)	32,557	**
John Stern(13)	13,377	**
Kurt Luttecke(14)	10,710	**
Carl Koch III(15)	2,627	**
Michael Beaudry	—	**
Mary Elizabeth Burton	1,064	**
All directors and executive officers, including terminated Named Executive Officers, as a group (19 persons)(16)	645,717	1.3%

**
Less than 1%

(1)
The address for each listed director and executive officer is c/o United Natural Foods, Inc., 313 Iron Horse Way, Providence, Rhode Island 02908. The address for the Employee Stock Ownership Trust is c/o Robert G. Huckins, Trustee, 19404 Camino Del Aguila, Escondido, California 92025. The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(2)
The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 18, 2010 through the vest and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person or entity.

(3)
The Employee Stock Ownership Trust ("ESOT") disclaims beneficial ownership of allocated shares of common stock in the ESOP to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(4)
Includes 21,155 shares of common stock issuable upon the exercise of stock options, 5,260 shares of common stock held by, or by a custodian for, his minor children, 2,031 shares of phantom stock in the Company's Deferred Compensation and Deferred Stock Plans (the "Deferral Plans") and 258 shares of common stock held in trust by the ESOT and allocated to Mr. Spinner under the ESOP.

(5)
Includes 70,966 shares of common stock issuable upon the exercise of stock options, 1,641 shares of common stock issuable upon the vesting of restricted stock units and 1,504 shares of common stock held in trust by the ESOT and allocated to Mr. Funk under the ESOP.

(6)
Includes 37,653 shares of common stock issuable upon the exercise of stock options, 31,997 shares of phantom stock in the Deferral Plans, and 2,000 shares held by the Thomas B. Simone and Shirley A. Simone 1990 Family Trust Agreement, as amended April 7, 1998, of which Mr. Simone and his wife are co-trustees.

(7)
Includes 35,844 shares of common stock issuable upon the exercise of stock options, 1,800 shares of common stock issuable upon the vesting of restricted stock units, 6,497 shares of phantom stock in the Deferral Plans, 1,691 shares of common stock allocated to Mr. Shamber under the 401(k) Plan's Stock Fund, and 2,002 shares of common stock held in trust by the ESOT and allocated to Mr. Shamber under the ESOP.

(8)
Includes 47,929 shares of common stock issuable upon the exercise of stock options and 11,571 shares of phantom stock in the Deferral Plans.

(9)
Includes 28,489 shares of common stock issuable upon the exercise of stock options and 19,561 shares of phantom stock in the Deferral Plans.

(10)
Includes 27,929 shares of common stock issuable upon the exercise of stock options, 14,630 shares of phantom stock in the Deferral Plans and 2,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

(11)
Includes 22,929 shares of common stock issuable upon the exercise of stock options and 6,384 shares of phantom stock in the Deferral Plans.

(12)
Includes 13,309 shares of common stock issuable upon the exercise of stock options.

(13)
Includes 7,143 shares of common stock issuable upon the exercise of stock options, 283 shares of phantom stock in the Deferral Plans, and 441 shares of common stock held in trust by the ESOT and allocated to Mr. Stern under the ESOP.

(14)
Includes 3,518 shares of common stock issuable upon the exercise of stock options, 600 shares issuable upon the vesting of restricted stock units, 62 shares of common stock allocated to

  Mr. Luttecke under the 401(k) Plan's Stock Fund and 561 shares of common stock held in trust by the ESOT and allocated to Mr. Luttecke under the ESOP.

(15)
Includes 2,250 shares of common stock issuable upon the exercise of stock options, 119 shares of common stock allocated to Mr. Koch under the 401(k) Plan's Stock Fund, and 258 shares of common stock held in trust by the ESOT and allocated to Mr. Koch under the ESOP.

(16)
Includes 360,745 shares of common stock issuable upon the vesting of restricted stock units or exercise of stock options, 2,082 shares of common stock allocated to executive officers under the 401(k) Plan's Stock Fund, and 8,125 shares of common stock held in trust by the ESOT and allocated to executive officers under the ESOP.

 CORPORATE GOVERNANCE

        We are committed to maintaining strong corporate governance practices and principles. We have closely monitored the recent developments relating to the corporate governance of public corporations and our Board of Directors has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect corporate governance initiatives that are compliant with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of the NASDAQ Stock Market ("NASDAQ"). For example:

  •
  The Board of Directors has adopted clear corporate governance principles, which were revised in September 2010, that outline the roles and responsibilities of the Board and Board committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our Chief Executive Officer, stock ownership guidelines, and director orientation and continuing education;

  •
  A majority of the members of our Board of Directors are independent within the NASDAQ listing standards' definition, and the Board makes an affirmative determination regarding the independence of each director annually;

  •
  All members of the key Board committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent within the NASDAQ listing standards' definition;

  •
  The independent members of the Board of Directors meet regularly without the presence of management;

  •
  We have designated an independent director to serve as our "Lead Independent Director" to coordinate the activities of the other independent members of our Board of Directors;

  •
  We have a clear code of business conduct and ethics that applies to our principal executive officers and all members of our finance department, including our principal financial officer and principal accounting officer;

  •
  The charters of the committees of the Board of Directors clearly establish their respective roles and responsibilities; and

  •
  The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

        In addition, our corporate governance principles limit our independent directors to serving on no more than a total of four public company boards and limit our executive officers to serving on no more than a total of two public company boards, in each case, including our Board. Directors and executive officers must notify the Nominating and Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Nominating and Governance Committee when their principal occupation or business association changes, at which point the committee will evaluate the propriety of continued Board service.

        As discussed under "PROPOSAL 1—ELECTION OF DIRECTORS—Majority Vote Standard for Election of Directors," in September 2007, we amended our Bylaws to provide for a majority voting standard for uncontested elections of directors and our Board of Directors approved amendments to the Nominating and Governance Committee's charter to implement the majority voting standard for directors. The amendments to the Nominating and Governance Committee's charter establish the procedures for the Nominating and Governance Committee's deliberations regarding whether to accept an offer by a nominee for director to resign from the Board if that nominee does not receive more votes cast "FOR" his or her election than votes cast "AGAINST" his or her election.

        We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.unfi.com, by clicking on "Investors" and then on "Corporate Governance." Copies of our corporate governance principles, the charters for each of our Board committees and the charter of the Lead Independent Director can be found on the corporate governance page of our website.

        Please note that information contained on our website is not incorporated by reference in this proxy statement or considered to be part of this document.

Director Independence

        Our Board of Directors has determined that a majority of the members of our Board are "independent directors," as defined in rules governing the listing of our common stock on NASDAQ. For a director to be considered independent, the Board must affirmatively determine that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence, which questionnaires are reviewed by our Nominating and Governance Committee. The Board, upon the recommendations of the Nominating and Governance Committee, has determined that our independent directors are Mr. Barker, Ms. Burton, Mr. Cianciolo, Ms. Graham, Mr. Heffernan, Mr. Roy and Mr. Simone.

        All members of the Audit, Compensation and Nominating and Governance Committees of our Board must be independent directors under NASDAQ listing standards and, with respect to Audit Committee members, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the SEC's rules thereunder. Each member of the Compensation Committee must also be both a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), in accordance with that committee's charter.

Lead Independent Director

        The Board has created the position of Lead Independent Director. In accordance with the Lead Independent Director's charter, adopted by the Board in September 2008 and revised most recently in September 2010, the Lead Independent Director must be an independent director, and is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including:

  •
  Serving as a liaison between the Chair of the Board, independent directors, and the President and Chief Executive Officer;

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  Leading the annual performance reviews of the Chair of the Board and the President and Chief Executive Officer, and leading the full Board in an annual review of the performance and effectiveness of the Board and its committees;

  •
  Recommending to the Board the membership of the various Board committees, and recommending to the Chair of the Board the retention of advisers and consultants who report directly to the Board;

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  Advising the Chair of the Board as to an appropriate schedule of and agenda for Board meetings and ensuring the Board's input into the agenda for Board meetings;

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  Advising the President and Chief Executive Officer as to the quality, quantity, and timeliness of the information submitted by the Company's management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

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  Assisting the Board, the Nominating and Governance Committee, and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

  •
  Serving as the Chair for executive sessions of the Board's independent directors and acting as Chair of the Board's regular and special meetings when the Chair is unable to preside.

        A complete description of the duties of the Lead Independent Director is included in the charter of the Lead Independent Director, a copy of which can be found in the corporate governance section of our website at www.unfi.com.

Board Leadership Structure

        The Board is currently led by our Chair, Mr. Funk, and by Mr. Barker, a non-management director who serves as the Board's Vice Chair and Lead Independent Director. This dual leadership role combines the benefits of Mr. Barker's guidance as an independent director and Mr. Funk's prior executive management experience with the Company, and its predecessor company, from 1976 to 2008. While our corporate governance principles do not specify a policy with respect to the separation of the positions of Chair and Chief Executive Officer or with respect to whether the Chair should be a member of management or a non-management director, they do specify that the Board presently believes that it is in the best interests of the Company for two separate Board members to lead the Board. Under our corporate governance principles, the Board believes that one such member shall serve as Chair of the Board and the other such member shall serve as Vice Chair and Lead Independent Director.

        The Chair and Vice Chair and Lead Independent Director provide overall leadership to the Board in its oversight function, whereas the Board believes that the Chief Executive Officer, Mr. Spinner, provides leadership with respect to the day-to-day management and operation of our business. We believe the separation of the offices of Board leadership from the day-to-day management and operations of the Company allows Mr. Funk and Mr. Barker to focus on managing Board matters and allows Mr. Spinner to focus on managing our business. The Board believes this leadership structure has enhanced the Board's oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. Furthermore, the Board believes that having a Lead Independent Director vested with key duties and responsibilities (as discussed above) and three independent Board committees chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of the Company's management team.

Committees of the Board of Directors

        Our Board of Directors currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. Committee members are recommended to the Board by the Nominating and Governance Committee and appointed by the full Board. Each committee is responsible for appointing the Chair of that committee. In addition to the individuals indentified as committee members below, the Lead Independent Director is an ex-officio member of each of the committees described below.

        Compensation Committee.    The Compensation Committee establishes or approves all policies and procedures related to our human resources function, including employee compensation, incentive programs, our 401(k) plan, and administers our stock incentive plans, including the 2002 Stock Incentive Plan, the 2004 Equity Incentive Plan, and former 1996 Stock Option Plan. Additionally, this committee evaluates and establishes the compensation of our executive officers whose compensation is described below in the Summary Compensation Table, including our Chief Executive Officer and Chief Financial Officer. The Compensation Committee also reviews the compensation of the other members of our senior management team and recommends to our Board of Directors the compensation for our non-employee directors. The Compensation Committee receives recommendations from the Chief Executive Officer and the Chief Human Resources Officer in connection with its determinations concerning executive compensation. Additionally, the Compensation Committee from time to time has engaged outside compensation consultants to provide the committee with additional assistance when analyzing and setting the compensation of our executive officers, including peer group analysis, compensation structure and other assistance. The Compensation Committee engaged a compensation consultant to provide this assistance during the 2010 fiscal year; however the final analysis is not yet complete and will be utilized for the fiscal 2012 compensation review. The Compensation Committee also approves our annual compensation discussion and analysis included in this proxy statement.

        The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of our Chief Executive Officer, Chief Financial Officer, Chief Human Resources and Sustainability Officer and Secretary and General Counsel. Compensation Committee meetings are regularly attended by the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Chief Human Resources and Sustainability Officer. At certain meetings during fiscal 2010, the Compensation Committee met in executive session. The Compensation Committee's Chair reports the committee's recommendations on executive compensation to the Board of Directors. Independent advisors and the Company's finance, human resources, benefits and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under the Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

        The Compensation Committee's charter is available on our website, www.unfi.com. The Compensation Committee held seven meetings during fiscal 2010. The current members of the Compensation Committee are Ms. Graham and Messrs. Cianciolo, Heffernan, and Roy, each of whom is an independent director. Mr. Heffernan currently serves as the chair of this committee.

        Audit Committee.    The Board of Directors has an Audit Committee that is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; monitoring the independence of our independent registered public accounting firm; and monitoring the performance of our independent registered public accounting firm, management and our internal audit department. Among the Audit Committee's duties are to review the results and scope of the audit and other services provided by our independent registered public accounting firm. The Audit Committee's charter is available on our website, www.unfi.com. The Audit Committee held nine meetings during fiscal 2010. The current members of the Audit Committee are Ms. Burton and Messrs. Barker, Cianciolo and Simone, each of whom is an independent director. Mr. Simone currently serves as the chair of this committee. The Board of Directors has determined that Ms. Burton and Messrs. Barker, Cianciolo and Simone are audit committee financial experts, as defined by the rules and regulations of the SEC.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for developing, reviewing and recommending to the Board for adoption our corporate governance principles; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities and reporting obligations of each Board committee; and assisting the Board in conducting performance reviews of the Board and its committees and members. For additional information regarding the director nomination process undertaken by the Nominating and Governance Committee, please refer to "Nomination of Directors" beginning on page 13. The Nominating and Governance Committee's charter is available on our website, www.unfi.com. The Nominating and Governance Committee held six meetings during fiscal 2010. The current members of the Nominating and Governance Committee are Messrs. Barker, Roy and Simone, each of whom is an independent director. Mr. Barker currently serves as the chair of the Nominating and Governance Committee.

Board Meetings

        During the fiscal year ended July 31, 2010, the Board of Directors met twelve times and following each of the Board meetings, the independent directors met in executive session without the presence of management (in each case, including by telephone conference). All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. We encourage each member of the Board to attend our annual meetings of stockholders. All of our directors attended last year's annual meeting either in person or by webcast, with the exception of Peter Roy, who was traveling out of the country.

 PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

        We have a classified Board of Directors currently consisting of two Class I directors (Joseph M. Cianciolo and Peter A. Roy), four Class II directors (Mary Elizabeth Burton, Gordon D. Barker, Gail A. Graham and Thomas B. Simone), and three Class III directors (Michael S. Funk, James P. Heffernan and Steven L. Spinner). The term of our Class II directors will expire at the 2010 Annual Meeting of Stockholders, unless elected to a new three-year term by our stockholders, in which case the directors will serve until the annual meeting of stockholders to be held in 2013, and until their successors are elected and qualified. Mr. Simone informed us, on July 7, 2010, that he had decided not to stand for reelection to the Board of Directors at the Annual Meeting. Our Class I and Class III directors will serve until the annual meeting of stockholders to be held in 2012 and 2011, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

        The persons named in the enclosed proxy will vote to elect Gordon D. Barker, Mary Elizabeth Burton and Gail A. Graham as Class II directors, unless your proxy is marked otherwise or unless you hold shares in "street name" and fail to instruct your broker or nominee how to vote your shares. Mr. Barker, Ms. Burton and Ms. Graham are currently Class II directors.

        The Class II directors will be elected to hold office until the annual meeting of stockholders to be held in 2013 and until their successors are elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

        For each member of the Board of Directors that will continue to serve as a director following the annual meeting, including the nominees for election as Class II directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly held companies for which he or she serves as a director, his or her age and length of service as a director:

Class/Name	Age	Position
Class I:
Joseph M. Cianciolo(1)(3)	71	Director
Peter A. Roy(2)(3)	54	Director
Class II:
Gordon D. Barker(1)(2)	64	Vice Chair of the Board, Lead Independent Director and Chair of the Nominating and Governance Committee
Mary Elizabeth Burton(1)	58	Director
Gail A. Graham(3)	59	Director
Class III:
Michael S. Funk	56	Chair of the Board
James P. Heffernan(3)	64	Director and Chair of the Compensation Committee
Steven L. Spinner	50	President, Chief Executive Officer and Director

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and Governance Committee.

(3)
Member of the Compensation Committee.

        Gordon D. Barker has served as Vice Chair of the Board and Lead Independent Director since January 2010 and as a member of our Board of Directors since September 1999. Mr. Barker serves as our Chair of the Nominating and Governance Committee and as a member of our Audit Committee. Mr. Barker served on the Board of Directors of The Sports Authority, Inc. from April 1998 to May 2006. Mr. Barker served as a contract Chief Executive Officer for QVL Pharmacy Holdings, Inc., a privately-held entity, from October 2004 until February 2007. Mr. Barker served as Chief Executive Officer of Snyder's Drug Stores, Inc. from October 1999 to March 2004. Snyder's Drug Stores, Inc. filed for Chapter 11 bankruptcy in September 2003 and emerged from this filing in March 2004. Mr. Barker has served as President of Barker Holdings, LLC since January 2004. Mr. Barker has served as the principal of Barker Enterprises, an investment and consultant firm, since January 1997. Mr. Barker is a nominee to serve as a Class II director.

        Mr. Barker's extensive business experience within the retail sector, including his having served as a chief executive officer of three retail drug store chains, coupled with his past experience as a public company director and deep understanding of corporate governance matters contribute to his qualifications to serve on the Board.

        Mary E. Burton has served as a member of our Board of Directors since August 2010. Ms. Burton serves as a member of our Audit Committee. Ms. Burton served as Interim Chief Executive Officer of Zale Corporation, a specialty jewelry retailer, from January 2006 to July 2006 and as President and Chief Executive Officer from July 2006 to December 2007. Ms. Burton also has been the Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company, since 1992. Prior directorships include The Sports Authority, Inc. from 1999 to 2006, Aeropostale, Inc. from 2000 to 2006, Rent-a-Center, Inc from 2002 to 2007 and Zale Corporation from 2003 to 2007. Ms. Burton currently serves on the board of directors of Staples, Inc., a board that she has served on since 1993. Ms. Burton is a nominee to serve as a Class II director.

        Ms. Burton is an experienced business leader whose extensive executive level experience within the retail industry, including insight into marketing, merchandising and operational management adds experience to the Board in these important areas. Her past experience as the chief executive officer of large retailers like Zale Corporation and ToysRUs.com add to her qualifications.

        Joseph M. Cianciolo has served as a member of our Board of Directors since September 1999. Mr. Cianciolo serves as a member of our Audit Committee and our Compensation Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP's, Providence, Rhode Island office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Nortek, Inc. and Eagle Bulk Shipping, Inc.

        Mr. Cianciolo brings valuable management, financial and corporate governance experience to the Board. Mr. Cianciolo's extensive experience in the accounting profession, including his 38 years with an international public accounting firm, during 29 of which he served as an audit engagement partner, is valuable to the Board.

        Michael S. Funk has served as Chair of the Board since September 2008, a position which he also held from January 2003 to December 2003, and has been a member of our Board of Directors since February 1996. Mr. Funk served as our President and Chief Executive Officer from October 2005 to September 2008. Mr. Funk also served as Vice Chair of our Board of Directors from February 1996 until December 2002, as our Chief Executive Officer from December 1999 until December 2002 and as our President from October 1996 until December 1999. From its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People's Warehouse, Inc., one of our wholly-owned subsidiaries.

        Mr. Funk's extensive knowledge of our industry and our historical operations as well as his past service as our Chief Executive Officer brings to the Board valuable insight into the day-to-day operations of our company and a deep understanding of the natural and organic products distribution business. His institutional knowledge of all operational aspects of our business resulting from his long-time involvement with the Company is also valuable to our Board.

        Gail A. Graham has served as a member of our Board of Directors since October 2002. Ms. Graham serves as a member of our Compensation Committee. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota, since October 1999. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 until October 1998 and from November 2000 until October 2002. Ms. Graham served as the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with our purchase of the cooperative and her appointment to our Board of Directors. Ms. Graham is a nominee to serve as a Class II director.

        Ms. Graham's active involvement in the natural products industry for over 30 years, including her experience in managing natural food cooperatives and her deep understanding of the issues facing our industry bring to our Board a unique perspective on the issues facing our company and industry generally.

        James P. Heffernan has served as a member of our Board of Directors since March 2000. Mr. Heffernan serves as Chair of our Compensation Committee. Mr. Heffernan has served as a Director for the New York Racing Association since November 1998. Mr. Heffernan has served as a Director of Solutia, Inc., since February 2008 and served as a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000.

        The totality of Mr. Heffernan's professional experience, together with his other board service has provided him with the background and experience of board processes, function, compensation practices and oversight of management which is valuable to our Board.

        Peter Roy has served as a member of our Board of Directors since June 2007. Mr. Roy is a member of our Nominating and Governance Committee and our Compensation Committee. Mr. Roy is an entrepreneur and since 1999 has been a strategic advisor to North Castle Partners. In connection with his role as a strategic advisor to North Castle Partners, Mr. Roy served on the boards of Avalon Natural Products, Inc. and Naked Juice Company. Additionally, Mr. Roy currently serves on the board of directors of West Marine, Inc. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc. and, for five years prior to that, served as President of that company's West Coast Region.

        Mr. Roy's experience as the President of Whole Foods Market allows him to provide our Board essential insight and guidance into the day-to-day operations of natural and organic products retailers, including a key customer of ours. In addition, his experience in the healthy lifestyle industry helps the Board maintain its focus on our core values, including our sustainability goals.

        Steven L. Spinner has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2008. Beginning in September 2010, Mr. Spinner began serving as the Interim President of our Eastern Region, while we search for a replacement for David Matthews, who is now the President of UNFI International. Prior to joining the Company in September 2008, Mr. Spinner served as a director and as Chief Executive Officer of Performance Food Group Company ("PFG") from October 2006 to May 2008, when PFG was acquired by affiliates of The Blackstone Group and Wellspring Capital Management. Mr. Spinner previously had served as PFG's President and Chief Operating Officer beginning in May 2005. Mr. Spinner served as PFG's Senior Vice President and Chief Executive Officer—Broadline Division from February 2002 to May 2005 and as PFG's Broadline Division President from August 2001 to February 2002.

        Mr. Spinner's extensive experience in the wholesale food distribution business, including most recently having served as the president and chief executive officer of one of the largest publicly traded foodservice distribution businesses in the United States, brings valuable insight to the Board beyond the knowledge and insight he brings from being our president and chief executive officer.

        For information relating to the shares of our common stock owned by each of our directors, see "Stock Ownership of Certain Beneficial Owners and Management."

Majority Vote Standard for Election of Directors.

        Our bylaws require directors to be elected by a majority of the votes cast with respect to such director in uncontested elections (that is, the number of shares voted "for" a director must exceed the number of votes cast "against" that director). In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a "holdover director." However, under our bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who offers to tender his or her resignation will not participate in the Board's decision or the Nominating and Governance Committee's deliberations (if the director is a member of that committee). If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a "holdover director." All nominees for election as directors at the Annual Meeting of Stockholders are currently serving on the Board.

Nomination of Directors

        The Nominating and Governance Committee reviews the qualifications of every person recommended as a nominee to our Board of Directors to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on our Board. The Nominating and Governance Committee evaluates recommended nominees in accordance with the following criteria:

  •
  Personal characteristics.  The Nominating and Governance Committee considers the personal characteristics of each nominee, including the nominee's integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Committee evaluates whether the nominee's previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

  •
  Core Competencies.  The Nominating and Governance Committee considers whether the nominee's knowledge and experience would contribute to the Board's achievement of certain core competencies. The Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

  •
  Board Independence.  The Nominating and Governance Committee considers whether the nominee would qualify as "independent" under SEC rules and NASDAQ listing standards.

  •
  Director Commitment.  The Nominating and Governance Committee expects that each of our directors will prepare for and actively participate in Board and committee meetings, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Committee to initially select the director as a nominee. The Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

  •
  Additional Considerations.  Each nominee also is evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's businesses.

        Following this evaluation, the Nominating and Governance Committee will make recommendations for membership on the Board of Directors and review such recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

        For a stockholder to submit a candidate for the consideration of the Nominating and Governance Committee, the stockholder must notify our corporate secretary. To make a recommendation for director nomination in advance of an annual meeting, a stockholder must notify our corporate secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of our shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board of Directors. The Nominating and Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources.

Notices should be sent to:

Mr. Joseph J. Traficanti
United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908

Communication with the Board of Directors

        Our stockholders may communicate directly with our Board of Directors. All communications should be in written form and directed to our corporate secretary at the following address:

Mr. Joseph J. Traficanti
United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908

        Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board of Directors. Each communication intended for the Board of Directors and received by the corporate secretary that is related to our operation and is relevant to a specific director's service on the Board of Directors will be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Compensation for our Non-employee Directors and Mr. Funk

        Each year, our Board of Directors and the Compensation Committee of the Board review and determine compensation for our non-employee directors, in part, based on a review of the annual NACD Board Compensation survey. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope and that compensation should align the non-employee directors' interests with the long-term interest of our stockholders. Our non-employee director stock ownership guidelines, which are discussed in greater detail below, also are designed to align the interests of our non-employee directors with those of our stockholders. Mr. Spinner does not receive any additional compensation for his Board service. Although Mr. Funk, our Chair of the Board, is an employee of the Company, he receives equity-based incentives for his service as a director and not as an employee.

        The components of our non-employee director compensation are cash fees and awards of stock options and, since fiscal year 2006, restricted stock awards or restricted stock units. Our Board of Directors and Compensation Committee determined, for fiscal year 2008 and all subsequent fiscal years, that our non-employee directors' equity-based awards should consist of a mix of stock options and restricted stock units, rather than our previous historical mix of stock options and shares of restricted stock. The Board of Directors and the Compensation Committee determined that non-employee directors' equity-based awards should include restricted stock units, rather than shares of restricted stock, in order to ease the administrative burden on our associates responsible for administering our equity plans. The change was not intended to, and did not, increase or decrease the number of shares of our common stock covered by equity-based awards our non-employee directors are eligible to receive.

        In the third quarter of fiscal 2008, Mr. Funk notified the Board of Directors that he was considering retiring as our President and Chief Executive Officer. The Board of Directors, after discussions with Mr. Funk regarding what level of involvement he would consider having with the Company following his retirement, determined that it would be appropriate to retain Mr. Funk as an executive advisor and continue to pay him a base salary and to provide him with the health and welfare benefits and other employee benefits generally available to the Company's executives in exchange for Mr. Funk making himself generally available to the Company's executive officers. In recognition of this commitment, and his role as Chair of our Board of Directors, the Compensation Committee approved a base salary equal to $125,000 for Mr. Funk for the 2009 fiscal year. Mr. Funk does not receive fees for meetings of the Board or its committees. In addition, during the 2009 fiscal year Mr. Funk received an equity award consisting of 22,500 stock options and 27,000 restricted stock units, each of which vest 25% on each anniversary of the date of grant. Mr. Funk's base salary remains unchanged for fiscal

2010. During fiscal 2010, Mr. Funk received an equity award which is further discussed in footnote (2) and (3) of the Director Compensation Table below.

Fees

        During fiscal year 2010, each non-employee director received $2,200 for attendance at each meeting of the Board of Directors and $1,100 for attendance at each telephonic meeting of the Board of Directors. Each member of the Compensation and Nominating and Governance Committees of the Board of Directors received $1,100 for attendance at each meeting of the applicable committee. Members of the Audit Committee of the Board of Directors received $1,700 for attendance at each meeting of the Audit Committee. Additionally, the Lead Independent Director received an annual retainer of $75,000, each other non-employee director received an annual retainer of $30,000, the chairs of the Compensation and the Nominating and Governance Committees each received an annual retainer of $8,000, and the chair of the Audit Committee received an annual retainer of $15,000. Our Chair of the Board received an annual stipend of $125,000 commensurate with his duties as a senior advisor to the Company, and does not receive fees for attendance at Board or Committee meetings thereof. Each director was reimbursed for expenses incurred in connection with his or her attendance at meetings of the Board of Directors and its committees.

Stock Options and Restricted Stock Units

        In the fiscal year ended July 31, 2010, our non-employee directors, other than those who served as our Lead Independent Director or Chair of the Board and any Committee thereof, received an annual grant of (i) options to purchase 2,660 shares of common stock and (ii) 3,192 restricted stock units for their participation on the Board of Directors. Our non-employee directors which served as the Chair of the Audit Committee and the Chair of the former Finance Committee, respectively, each received an annual grant of (i) options to purchase 2,660 shares of common stock and (ii) 3,592 restricted stock units. Our non-employee directors that served as the Chair of the Compensation Committee and the Lead Independent Director (and therefore the Chair of the Nominating and Governance Committee) each received an annual grant of (i) options to purchase 3,080 shares of common stock and (ii) 4,796 restricted stock units. Our Chair of the Board, whom is considered an employee director, received an annual grant of (i) options to purchase 6,000 shares of common stock and (ii) 7,200 restricted stock units. For all of our non-employee directors and our Chair of the Board, one-third of the annual grant vested immediately, and the remaining two-thirds vest in equal annual installments over a two-year period from the date of grant. The options have an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the grant date.

Severance Agreement with Mr. Funk

        We are currently a party to a severance agreement with Mr. Funk. The severance agreement includes confidentiality, non-competition and intellectual property assignment provisions. The agreement requires us to pay to Mr. Funk his base salary in effect as of the termination date of his employment with us and provide certain medical benefits for a period of one year following either his termination for a reason other than Cause, death or disability, or his resignation for Good Reason. In addition, in the event of either Mr. Funk's termination for a reason other than Cause, death or disability or his resignation for Good Reason within one year of a Change in Control, then he shall be entitled to the severance payments and medical benefits provided in the previous sentence, acceleration and full vesting of all unvested stock options, restricted stock and restricted stock unit grants made to Mr. Funk, and the full vesting of his account under our ESOP. When used in regard to Mr. Funk's severance arrangement, the terms "Cause", "Good Reason" and "Change in Control" shall have the meanings described below under "Executive Compensation—Potential Payments Upon Termination or Change-in-Control".

Deferred Compensation

        Our non-employee directors are eligible to participate in the United Natural Foods Deferred Compensation Plan and the United Natural Foods Deferred Stock Plan (collectively the "Deferral Plans"). The Deferral Plans are nonqualified deferred compensation plans which are administered by the Compensation Committee. Under the Deferred Stock Plan, which was frozen from new deferrals effective January 1, 2007, each non-employee director participant was eligible to defer between 0% and 100% of such director's compensation from restricted stock awards. Under the Deferred Compensation Plan, each non-employee director participant may elect to defer a minimum of $1,000 and a maximum of 100% of the director fees earned by such participant in a calendar year. In addition, effective January 1, 2007, each non-employee director participant may elect to defer up to 100% of their restricted share unit awards under the Deferred Compensation Plan. Elections are made on a calendar year basis, and four of our non-employee directors elected to participate in the Deferred Compensation Plan for 2009 and 2010 with respect to their restricted stock unit awards.

        The Deferral Plans were established to provide participants with the opportunity to defer the receipt of all or a portion of their compensation, including director fees, grants of restricted stock, restricted stock units, and performance stock units. Under the Deferral Plans, only the payment of the compensation earned by each such participant is deferred and there is no deferral of the expense in our financial statements related to the participants' earnings; the Company records the related compensation expense in the year in which the compensation is earned by the participants.

        Effective January 1, 2009, participants' cash deferrals earned interest at the 5-year certificate of deposit annual yield taken from the Wall Street Journal Market Data Center credited and compounded quarterly (as captured on the first and last business date of each calendar quarter and averaged) plus 3%. The value of equity-based awards deferred under the Deferral Plans is based upon the performance of our common stock.

        The following table summarizes the 2010 compensation provided to our Chair of the Board and all persons who served as non-employee directors during our 2010 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Gordon D. Barker	$126,300	$116,543	$23,722	$—	$—	$266,565
Joseph M. Cianciolo	$72,800	$87,286	$20,487	$—	$—	$180,573
Michael Funk	$—	$174,960	$46,211	$—	$125,000	$346,171
Gail A. Graham	$69,300	$77,566	$20,487	$—	$—	$167,353
James P. Heffernan	$76,200	$87,286	$20,487	$—	$—	$183,973
Peter Roy	$57,500	$77,566	$20,487	$—	$—	$155,553
Thomas B. Simone	$96,950	$116,543	$23,722	$—	$—	$237,215

(1)
This column reports the amount of cash compensation earned in fiscal 2010 for Board and committee service, and in the case of Mr. Funk, his service to the Company as an executive advisor.

(2)
This column represents the grant date fair value for the restricted stock units granted in fiscal 2010 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation ("ASC 718"). Fair value is calculated using the intrinsic value method based on the closing price of United Natural Foods' common stock on the NASDAQ Global Select Market on the date of grant. The following directors had outstanding restricted stock units at July 31, 2010: Ms. Graham and Mr. Roy (3,724 shares each), Mr. Cianciolo and Mr. Heffernan (3,991 shares each), Mr. Barker (4,794 shares) and Mr. Simone (6,798 shares). At July 31, 2010, Mr. Funk had 34,050 restricted stock units outstanding in addition to 4,500 restricted stock awards.

(3)
This column represents the grant date fair value for the stock options granted in fiscal 2010 calculated in accordance with ASC 718. For a description of the assumptions used by us in valuing these awards, please see footnote "(3) Equity Plans" within our Form 10-K for the fiscal year ended July 31, 2010 filed with the SEC on September 27, 2010. At July 31, 2010, the number of shares of common stock underlying the outstanding option awards held by Mr. Funk and our non-employee directors was as follows: Mr. Funk (86,800 shares), Mr. Barker (28,350 shares), Mr. Cianciolo (27,930 shares), Ms. Graham (22,930 shares), Mr. Heffernan (47,930 shares), Mr. Roy (13,310 shares) and Mr. Simone (38,680 shares).

(4)
As of July 31, 2010, five of our non-employee directors have elected to defer restricted shares or restricted share units under the Deferred Stock Plan or Deferred Compensation Plan, respectively. These shares are valued at the current market price of our common stock, and therefore have no above market or preferential earnings. As of July 31, 2010, there are no directors who defer a portion of their director fees under the Deferred Compensation Plan.

(5)
This column reports the amount of cash compensation earned in fiscal 2010 for Mr. Funk's service to the Company as an executive advisor.

Stock Ownership Requirement

        All non-employee directors are required to hold shares of stock in the Company in an amount that is determined in accordance with a formula based upon the compensation expense recorded by the Company in connection with annual equity grants to our non-employee directors. We make grants of restricted stock and restricted stock units under our 2004 Plan and stock option grants under our 2002 Stock Incentive Plan. The minimum share ownership level for each non-employee director is equal to 50% of the number of shares that would have been covered by a stock option grant having an equal compensation expense to that of the director's combined equity grants for the prior fiscal year. Non-employee directors who served on the Board in or prior to fiscal 2004, when this requirement was instituted by the Board, were required to attain this level of stock ownership within three years. Non-employee directors who were elected or appointed to the Board after fiscal 2004 are required to attain this level of stock ownership within five years following their election or appointment to the Board. In either case, once attained, each non-employee director is required to maintain this level of stock ownership for as long as the director serves on the Board.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

        Our executive compensation program for the executive officers listed in the "Summary Compensation Table" included in this proxy statement (the "Named Executive Officers") is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate our executive talent, to reward those individuals fairly over time for performance that enhances stockholder value and to retain those individuals who continue to perform at or above the levels that are deemed necessary to ensure our success. The program is also designed to reinforce a sense of ownership in the Company, urgency with respect to meeting deadlines and overall entrepreneurial spirit and to link rewards, including both short-term and longer term awards, as well as cash and non-cash awards, to measurable corporate and individual performance metrics established by our Compensation Committee. In applying these principles we seek to integrate compensation programs with our short and long-term strategic plans and to align the interests of the Named Executive Officers with the long-term interests of stockholders through equity-based award opportunities.

Administration of our Compensation Program

        The compensation program for our Named Executive Officers is administered by the Compensation Committee and is reviewed on an annual basis to ensure that remuneration levels and benefits adequately motivate our Named Executive Officers to perform at high levels, are competitive with compensation provided to similarly situated executive officers of companies with which we compete for executive talent, are reasonable in light of our corporate performance and continue to achieve the goals described under "Compensation Philosophy" above. The components of our compensation program are (a) base compensation or salary; (b) annual performance-based cash incentives; (c) the grant of equity awards in the form of stock options, shares of restricted stock, restricted stock units and in certain instances performance-based restricted stock units; and (d) other compensation and employee benefits including perquisites and participation in the Deferral Plans, as well as participation in benefit plans generally available to all of our employees, including our 401(k) plan and the ESOP.

        The Compensation Committee at times has engaged outside human resources and compensation consulting firms to provide the Compensation Committee with assistance in administering our compensation programs and policies for our executive officers, including our Named Executive Officers.

        The Compensation Committee has in the past used both information provided by compensation consultants and recommendations from our Chief Executive Officer to determine the appropriate level and mix of total compensation, including incentive compensation for our Named Executive Officers. In setting the 2010 fiscal year compensation for the Named Executive Officers, the Compensation Committee did not consult with any compensation consultant, but did review the recommendations of Watson Wyatt, the compensation consultant engaged by the Compensation Committee to assist it in setting compensation levels for the Company's Named Executive Officers for the 2008 fiscal year, as well as a broad-based compensation survey prepared by Watson Wyatt generally, but not specifically for the committee, that highlighted developing trends in executive compensation programs for the 2008 calendar year, as well as the recommendations of the Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer.

Determining Named Executive Officer Compensation

        We view the four components of our compensation program as related because they are each designed to achieve the goals of our compensation philosophy. However, we believe the attainment by a Named Executive Officer of a significant amount of compensation from one component of compensation should not negate or reduce compensation from other components if relevant performance goals established by the Compensation Committee have been met. We determine the appropriate level for each compensation component based on a number of factors, including survey data regarding compensation practices of companies with whom we believe we compete for executive talent; our recruiting and retention goals; our corporate performance, measured by a number of Company-level and, in some instances, division-level performance goals; our view of consistency in the compensation of similarly situated employees within the Company; and attainment by the Named Executive Officers of individual performance goals.

        We have historically targeted total compensation levels in the second quartile (i.e. 26% to 50%) of the range for officers in like positions with similar responsibilities in a self-selected peer group of companies in the same or similar businesses, generally foodservice distribution or natural and organic businesses, that were chosen because of a number of factors, including geographical location, position in the natural products industry or related industries, market capitalization and revenues. The companies comprising the peer group utilized for these purposes are: Core-Mark Holding Company, Inc., Dean Foods Company, Del Monte Foods Company, Green Mountain Coffee Roasters, Inc., The Hain Celestial Group, Inc., Nash Finch Company, NBTY, Inc., Performance Food Group Company, Inc., Perrigo Company, Ruddick Corporation, The J.M. Smucker Company, Spartan Stores, Inc., Whole Foods Market, Inc. and Wild Oats Markets, Inc. We call this group our "Comparison Group" in this discussion. Our Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between short-term and long-term compensation or, with respect to short-term compensation, between cash and non-cash compensation. Our cash compensation consists of both a base salary component and a performance-based component. The performance-based component is typically completely at-risk, and is designed to align a significant portion of the Named Executive Officers' compensation with achievement of our goals. Our Compensation Committee's philosophy, generally, is that cash compensation should comprise a portion of the Named Executive Officers' total compensation that is competitive with our peer companies within our Comparison Group. However, if the portion of our Named Executive Officers' total compensation comprised of cash compensation were to be significantly greater or less than the portion of the total cash compensation paid to executives with similar responsibilities in the Comparison Group companies, our Compensation Committee would have the discretion to adjust either the cash or equity portion of our Named Executive Officers' total compensation or maintain this discrepancy based on factors it determines relevant at that time. As a result, equity-based compensation as a percentage of total compensation may fluctuate from year to year based on market conditions at the time of the equity awards.

        When setting targeted total compensation for fiscal year 2010, our Compensation Committee determined that target cash compensation should comprise approximately 50% of our Named Executive Officer's total target compensation, with base salary and performance-based cash incentives each contributing approximately 25% to the targeted percentage. For fiscal year 2010, total cash compensation as a percentage of total compensation shown in the Summary Compensation Table, was approximately 54% for Mr. Spinner, 59% for Mr. Shamber; 60% for Mr. Koch; 57% for Mr. Luttecke; 56% for Mr. Stern and 24% for Mr. Beaudry. Mr. Beaudry's cash compensation as a percentage of total compensation was outside the targeted range in fiscal 2010 because of his termination during the fiscal year, and resulting failure on his part to earn any non-equity incentive plan payments.

        The Compensation Committee also believes that a significant portion of the Named Executive Officers' compensation should consist of equity-based grants in order to more closely align our Named Executive Officers' interests with those of our stockholders by increasing their stake in the Company. Through the equity-based portion of our compensation program, which includes time-based vesting stock options and restricted stock units, and in the case of Mr. Spinner in fiscal 2009, performance-

based restricted stock units, the Named Executive Officers are rewarded with compensation levels that are above the median of the Comparison Group companies only to the extent that they deliver above average performance for our stockholders over time.

        With this philosophy regarding the overall mix of cash and equity-based compensation we seek to ensure that the Named Executive Officers' total compensation is not less than total compensation for officers in like positions with similar responsibilities within the lowest quartile of Comparison Group companies in the event that the Company's stock does not perform as well as expected and our financial results do not meet our Compensation Committee's expectations and offers the opportunity for our Named Executive Officers' total compensation to exceed the median if our stock performs well and our financial results exceed the expectations of our Compensation Committee.

Role of Management in Executive Compensation

        Our President and Chief Executive Officer along with our Chief Human Resources and Sustainability Officer and Chief Financial Officer provide the Compensation Committee with an assessment of the performance of the Company and of other executive officers, and make recommendations for the compensation of other executive officers based on our corporate performance. Our President and Chief Executive Officer and our Chief Human Resources and Sustainability Officer also provide input on one another's individual performance. Specifically, our President and Chief Executive Officer, our Chief Human Resources and Sustainability Officer, and our Chief Financial Officer discuss with the Compensation Committee management's internal projections with respect to a variety of performance metrics and operations goals for the next fiscal year.

        The Compensation Committee then uses this information as well as qualitative factors such as leadership and management skills, to establish a number of Company-wide or division-level performance goals, as well as individual performance goals, for the Named Executive Officers and to determine the percentage of performance-based cash incentive opportunities to be obtained by each Named Executive Officer as well as year over year increases in overall compensation levels. The Compensation Committee makes all decisions with respect to the compensation of our Chief Executive Officer and other executive officers. No executive officer makes any decision on any element of his or her own compensation.

Tax Deductibility of Compensation

        We attempt to ensure that both cash and equity components of the Named Executive Officers' total compensation are tax deductible for the Company, to the maximum extent possible, by the use of stockholder-approved plans that are intended to comply, to the extent practicable, with Section 162(m) of the Code. However, our performance-based cash incentive plans have not historically been considered stockholder approved and therefore an award made under those plans to our Chief Executive Officer or any of our other four highest paid executive officers has not in the past been deducted by the Company to the extent that the officer's total compensation not exempt from the Section 162(m) limitation for the fiscal year in which the award was made exceeded $1,000,000. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on our executive compensation programs and the possibility of structuring a cash based incentive program that would qualify as performance-based for purposes of Section 162(m) of the Code.

Components of our Compensation Program

        Our Named Executive Officer compensation program currently has four primary components: (a) base compensation or salary; (b) annual performance-based cash incentives; (c) the grant of equity awards in the form of stock options, shares of restricted stock, restricted stock units and, in certain instances, performance-based restricted stock units; and (d) other compensation and benefits including perquisites and participation in the Deferral Plans as well as participation in benefit plans generally available to all of our employees, such as participation in the Company's 401(k) plan and ESOP.

Base Salary

        Base salaries for our Named Executive Officers, other than for our President and Chief Executive Officer, are established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by other companies, including companies in our Comparison Group, for individuals in similar positions, Company performance in the prior fiscal year, the executive officer's performance in the prior fiscal year and the level of the executive officer's base salary relative to other executive officers. In setting the 2010 fiscal year base salaries for our Named Executive Officers, the Compensation Committee considered the compensation data for the Comparison Group companies previously prepared for the committee by Watson Wyatt and utilized by the Compensation Committee in setting the base salaries for the Named Executive Officers for the 2008 fiscal year. The Compensation Committee also reviewed a broad-based compensation survey prepared annually by Watson Wyatt, although not specifically for the Company, which described developing trends in executive compensation programs generally and included compensation data for over 200 companies.

        Generally, in line with our compensation philosophy, we have historically targeted base salaries for our Named Executive Officers' in the second quartile (i.e. 26% to 50%) of the range for officers in like positions with similar responsibilities in the Comparison Group companies, which we believe reflects our focus on linking compensation more closely to performance. Adjustments to this target are made based on experience, time in a specific position and service to the Company. We fix Named Executive Officer base compensation at levels which we believe enable us to hire and retain individuals in a competitive environment and to reward satisfactory performance, based upon prior contributions to our overall business goals. Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels, taking into account the Named Executive Officer's responsibilities, performance and experience. In reviewing base salaries, we consider several factors, including cost of living increases, levels of responsibility, experience, a comparison to base salaries paid for comparable positions by companies in our Comparison Group, trends reflected in broad-based compensation surveys, as well as our own base salaries for other executives, and achievement of corporate and individual performance goals. The annual review for each fiscal year usually occurs in the first quarter of that fiscal year.

        In August 2009, the Compensation Committee approved base salaries for the 2010 fiscal year for our executive officers, including the Named Executive Officers that were employed by us as of that date. Mr. Spinner's base salary did not increase as it was determined his salary was within the target level of salaries for a similar position in the Comparison Group. In light of the recent change in responsibilities for Mr. Luttecke, no salary increase was given. Mr. Koch's base salary was increased from $210,000 to $255,000 due to promotion to Chief Human Resources Officer. Messrs. Beaudry and Stern received an approximately 3% cost of living adjustment. Mr. Shamber's base salary was increased to $350,000, reflecting the Compensation Committee's determination that Mr. Shamber's 2009 base salary was below the median level of salaries for executive officers with similar positions in comparable companies, including the companies in the Comparison Group.

        The table below reflects the fiscal 2009 and fiscal 2010 base salaries for the Named Executive Officers, and the percentage change in base salaries between those two periods:

Named Executive Officer	Fiscal 2009 Base Salary(1)	Fiscal 2010 Base Salary(2)	Percentage Change

Steven L. Spinner	$775,000	$775,000	0.0%

Mark E. Shamber	$297,000	$350,000	17.8%

Carl Koch III	$210,000	$255,000	21.4%

Kurt Luttecke	$295,000	$295,000	0.0%

John Stern	$280,000	$288,400	3.0%

Michael Beaudry	$349,800	$360,294	3.0%

(1)
For each Named Executive Officer, other than Messrs. Spinner and Luttecke, fiscal 2009 base salaries were effective as of August 3, 2008. Mr. Spinner's annual salary became effective when he was appointed to the position of President and CEO effective September 16, 2008. Mr. Luttecke's annual salary was increased from $200,000 to $295,000 concurrent with his promotion from the President of Alberts Organics to the President of the Western Region in June 2009.

(2)
For each Named Executive Officer, fiscal 2010 Base Salaries were effective as of August 2, 2009.

        Mr. Spinner was hired as President and Chief Executive Officer in September 2008 with a base salary for the remainder of fiscal 2009 set at $775,000. A number of factors were considered in determining this level of compensation, including the salary he earned at his predecessor employer, the median CEO salary paid to chief executive officers of the Comparison Group companies as reflected in the Watson Wyatt study utilized by the Compensation Committee in setting fiscal 2008 total compensation, and the median salary for chief executive officers as reflected in Watson Wyatt's 2009 broad-based executive compensation survey. Ultimately, the final determination with respect to Mr. Spinner's fiscal 2009 base salary was the result of extensive negotiations between Mr. Spinner and the Compensation Committee. As discussed above, it was determined that Mr. Spinner's fiscal 2009 base salary was still within the guidelines set by the Compensation Committee and no increase for fiscal 2010 was necessary.

Performance-Based Cash Incentive Compensation

        We provide performance-based cash incentive compensation to our Named Executive Officers based on individual and Company-wide or division-level financial and operational performance metrics established by our Compensation Committee with input from our Chief Executive Officer, Chief Financial Officer and Chief Human Resources and Sustainability Officer and/or results, consistent with our emphasis on maintaining a pay-for-performance incentive program. We historically have utilized performance-based cash incentive compensation to reward performance achievements for the time horizon of one year or less, but during the 2009 fiscal year, we added a two-year performance-based cash incentive program to our total mix of compensation for fiscal 2010 and 2011. The factors considered by the Compensation Committee in setting performance-based cash incentive compensation vary depending on the individual executive, but relate generally to strategic factors such as sales, operating performance, operating margins and profitability. For the 2010 fiscal year, the Compensation Committee approved the Company's Fiscal Year 2010 Executive Management Incentive Plan, which provided the Company's executive officers, including the Named Executive Officers, with the opportunity to earn cash incentive compensation for the achievement of certain annual performance goals established by the Compensation Committee. As discussed in more detail below, for the Named Executive Officers, the targeted annual cash award for the 2010 fiscal year ranged from 30% of the officer's base salary for "standard" performance to 50% of the officer's base salary for "superior" performance and 100% of the officer's base salary for "outstanding" performance.

        For the 2010 fiscal year, the performance goals for the Company's Named Executive Officers required that at a minimum, the Company achieve earnings before interest and taxes of $112.7 million. If this threshold was achieved, the Named Executive Officer was entitled to earn a cash incentive award equal to a certain percentage of his base salary for achieving the performance goals described below.

Steven L. Spinner

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings before interest and taxes

Standard Performance	$112,700	8.4%

Superior Performance	$123,100	14.0%

Outstanding Performance	$128,600	28.0%

Consolidated earnings per diluted share

Standard Performance	$1.55	8.4%

Superior Performance	$1.58	14.0%

Outstanding Performance	$1.61	28.0%

Return on capital

Standard Performance	11.61%	7.8%

Superior Performance	11.71%	13.0%

Outstanding Performance	11.81%	26.0%

Consolidated net sales

Standard Performance	$3,600,000	5.4%

Superior Performance	$3,677,000	9.0%

Outstanding Performance	$3,768,000	18.0%

Mark E. Shamber

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings before interest and taxes

Standard Performance	$112,700	7.2%

Superior Performance	$123,100	12.0%

Outstanding Performance	$128,600	24.0%

Consolidated earnings per diluted share

Standard Performance	$1.55	7.2%

Superior Performance	$1.58	12.0%

Outstanding Performance	$1.61	24.0%

Return on capital

Standard Performance	11.61%	6.6%

Superior Performance	11.71%	11.0%

Outstanding Performance	11.81%	22.0%

Consolidated net sales

Standard Performance	$3,600,000	3.6%

Superior Performance	$3,677,000	6.0%

Outstanding Performance	$3,768,000	12.0%

Consolidated payroll as a percentage of gross margin

Standard Performance	35.50%	3.0%

Superior Performance	35.25%	5.0%

Outstanding Performance	35.00%	10.0%

        The remainder of Mr. Shamber's performance targets were tied to certain finance projects, including the implementation of one shared services location, the migration to an upgraded version of our payroll software, and the completion of a suite of decision making models, for which Mr. Shamber could earn a cash incentive award of 2.4%, 4.0% or 8.0% of his base salary for standard, superior or outstanding performance, respectively.

Carl Koch III

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings before interest and taxes

Standard Performance	$112,700	8.0%

Superior Performance	$123,100	12.0%

Outstanding Performance	$128,600	25.0%

Consolidated earnings per diluted share

Standard Performance	$1.55	6.0%

Superior Performance	$1.58	12.0%

Outstanding Performance	$1.61	22.0%

Return on capital

Standard Performance	11.61%	6.0%

Superior Performance	11.71%	10.0%

Outstanding Performance	11.81%	22.0%

Consolidated net sales

Standard Performance	$3,600,000	4.0%

Superior Performance	$3,677,000	6.0%

Outstanding Performance	$3,768,000	15.0%

Consolidated payroll as a percentage of gross margin

Standard Performance	35.50%	3.0%

Superior Performance	35.25%	5.0%

Outstanding Performance	35.00%	8.0%

Consolidated workers' compensation costs as a percentage of payroll

Standard Performance	1.28%	3.0%

Superior Performance	1.26%	5.0%

Outstanding Performance	1.24%	8.0%

Kurt Luttecke

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings per diluted share

Standard Performance	$1.55	4.8%

Superior Performance	$1.58	8.0%

Outstanding Performance	$1.61	16.0%

Return on capital

Standard Performance	11.61%	4.2%

Superior Performance	11.71%	7.0%

Outstanding Performance	11.81%	14.0%

        The remainder of Mr. Luttecke's performance targets were tied to (1) the Company's Western Region's earnings before interest and taxes, for which Mr. Luttecke could earn a cash incentive award of 7.8%, 13.0% or 26.0% of his base salary for standard, superior or outstanding performance, respectively; (2) the percentage of the Western Region's earnings before interest and taxes as a percentage of the Regions's net sales, for which Mr. Luttecke could earn a cash incentive award equal to 4.8%, 8.0% or 16.0% of his base salary for standard, superior or outstanding performance, respectively; (3) the amount of revenue earned by the Company in fiscal 2010 from new customers in the Western Region, for which Mr. Luttecke could earn a cash incentive award of 1.8%, 3.0% or 6.0% of his base salary for standard, superior or outstanding performance, respectively; (4) the Western Regions's gross margin percentage, for which Mr. Luttecke could earn a cash incentive award equal to 1.8%, 3.0% or 6.0% of his base salary for standard, superior or outstanding performance, respectively; and (5) the Company's Alberts Organics division's earnings before interest and taxes, for which Mr. Luttecke could earn a cash incentive award of 4.8%, 8.0% or 16.0% of his base salary for standard, superior or outstanding performance, respectively.

        In setting the performance metrics applicable to Mr. Luttecke based on the performance of our Western Region, the Compensation Committee considered historic levels of performance for that region and based each performance metric on results that were improvements over the prior year's results. Furthermore, in establishing the intended degree of difficulty of the payout levels for each performance metric, the Compensation Committee set the performance targets at levels that required successful implementation of corporate operating objectives in order for meaningful payouts to occur. The Compensation Committee believed that the targets related to "standard" performance were highly achievable in light of budgeted expectations, but that payouts for "superior" performance and "outstanding" performance each required significant improvement over the prior year's comparable performance. We believe that one of the best indicators of how difficult a particular performance metric was to achieve is reflected in what level of payout the executive actually received with respect to the metric. Of the five performance metrics that we have not disclosed with respect to Mr. Luttecke, he failed to achieve the "standard" performance level for two of the metrics, he achieved the "superior" performance level for one of the metrics and he achieved the "outstanding" performance level for two of the metrics.

John Stern

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings before interest and taxes

Standard Performance	$112,700	7.2%

Superior Performance	$123,100	12.0%

Outstanding Performance	$128,600	24.0%

Consolidated earnings per diluted share

Standard Performance	$1.55	6.6%

Superior Performance	$1.58	11.0%

Outstanding Performance	$1.61	22.0%

Return on capital

Standard Performance	11.61%	5.4%

Superior Performance	11.71%	9.0%

Outstanding Performance	11.81%	18.0%

Consolidated net sales

Standard Performance	$3,600,000	3.6%

Superior Performance	$3,677,000	6.0%

Outstanding Performance	$3,768,000	12.0%

Information technology operating expenses

Standard Performance	$39,900	3.0%

Superior Performance	$39,000	5.0%

Outstanding Performance	$38,600	10.0%

        The remainder of Mr. Stern's performance targets were tied to (1) the timely completion of Phase I of our Manhattan Warehouse Management System ("WMS") implementation, for which Mr. Stern could earn a cash incentive award of 1.2%, 2.0% or 4.0% of his base salary for standard, superior or outstanding performance, respectively and (2) the timely completion of certain other IT projects, including the implementation of the procurement module within WMS and the implementation of a national pricing system, for which Mr. Stern could earn a cash incentive award equal to 3.0%, 5.0% or 10.0% of his base salary for standard, superior or outstanding performance, respectively.

Michael Beaudry

Performance Measure	Applicable Target (dollars in thousands)	Cash Incentive Payout as a Percentage of Base Salary

Consolidated earnings before interest and taxes

Standard Performance	$112,700	8.0%

Superior Performance	$123,100	12.0%

Outstanding Performance	$128,600	25.0%

Consolidated earnings per diluted share

Standard Performance	$1.55	4.0%

Superior Performance	$1.58	8.0%

Outstanding Performance	$1.61	15.0%

Return on capital

Standard Performance	11.61%	6.0%

Superior Performance	11.71%	8.0%

Outstanding Performance	11.81%	18.0%

Consolidated net sales

Standard Performance	$3,600,000	4.0%

Superior Performance	$3,677,000	7.0%

Outstanding Performance	$3,768,000	12.0%

        The remainder of Mr. Beaudry's performance targets were tied to (1) the amount of revenue earned by the Company in fiscal 2010 on a consolidated basis from new national customers, for which Mr. Beaudry could earn a cash incentive award of 0.0%, 4.0% or 8.0% of his base salary for standard, superior or outstanding performance, respectively, (2) the amount of revenue generated by certain of our marketing programs, for which Mr. Beaudry could earn a cash incentive award of 3.0%, 5.0% or 12.0% of his base salary for standard, superior or outstanding performance, respectively, and (3) certain other personal goals including the timely completion of Phase I of our Manhattan WMS implementation, the implementation of the procurement module within WMS and the implementation of a national pricing system for which Mr. Beaudry could earn a cash incentive award of 5.0%, 6.0% or 10.0% of his base salary for standard, superior or outstanding performance, respectively.

        In setting the performance metrics applicable to Mr. Beaudry, the Compensation Committee considered historic levels of performance for these areas of the Company's operations and based each performance metric on results that were improvements over the prior year's results. Furthermore, in establishing the intended degree of difficulty of the payout levels for each performance metric, the Compensation Committee set the performance targets at levels that required successful implementation of corporate operating objectives in order for meaningful payouts to occur. The Compensation Committee believed that the targets related to "standard" performance were highly achievable in light of budgeted expectations, but that payouts for "superior" performance and "outstanding" performance each required significant improvement over the prior year's comparable performance. Mr. Beaudry's employment was terminated prior to the end of the 2010 fiscal year, and accordingly he did not earn any performance based cash incentives for that year.

        The targeted performance-based cash incentive amounts for our Named Executive Officers are determined as a percentage of base salary, and for the 2010 fiscal year ranged from 30% of the Named Executive Officer's base salary for "standard" performance to 50% of base salary for "superior" performance and 100% of base salary for "outstanding" performance. We believe that performance-based cash incentive amounts that range between 30% and 100% of our Named Executive Officers' base salaries are appropriate given our philosophy that our Named Executive Officers' total cash compensation should comprise approximately 50% to 75% of their total compensation for superior performance and that a significant portion of that cash compensation should be at risk and tied to performance. As described below, the payment of all or any portion of the targeted performance-based cash incentive amounts is within the discretion of the Compensation Committee, based on its analysis of the factors described above.

        For each Named Executive Officer, the actual amount of the annual performance-based cash incentive earned by the Named Executive Officer is determined and paid in one installment. In the first quarter of the fiscal year following the fiscal year in which the performance-based cash incentive is earned by the Named Executive Officer, the Compensation Committee reviews the performance of the Named Executive Officer during the prior fiscal year relative to the performance goals described above. Based on the outcome of that review, the Compensation Committee determines whether and to what extent the Named Executive Officer is entitled to receive his performance-based cash incentive award of up to the amount of his or her targeted bonus amount. The Compensation Committee cannot award a Named Executive Officer an aggregate annual performance-based cash incentive award that exceeds the Named Executive Officer's targeted amount for "outstanding" performance for a fiscal year; however the Compensation Committee may in its discretion award an amount less than an amount attributable to a certain level of performance that was attained. Once the amount of the performance-based cash incentive award earned by the Named Executive Officer is determined, the Company pays that amount to the Named Executive Officer, unless the officer has elected to defer this amount under the Deferral Compensation Plan. While no targets were modified for the fiscal 2010 performance-based cash incentive payments, the Compensation Committee did approve the adjustment of our actual results for certain significant events including non-recurring expenses and restructuring efforts during fiscal 2010. As a result, our earnings before interest and taxes of $117.6 million and earnings per diluted share of $1.57 based on our fiscal 2010 consolidated financial statements were adjusted to $123.0 million and $1.61 per diluted share, respectively.

        The total performance-based cash incentive award earned by each of the Named Executive Officers for 2010 fiscal year performance, and the percentage of that amount to the Named Executive Officer's fiscal 2010 base salary is set forth in the following table:

Named Executive Officer	Total Performance-Based Cash Incentive Payment for Fiscal 2010 Performance	Total Performance-Based Cash Incentive Payment as a Percentage of Fiscal 2010 Base Salary

Steven L. Spinner	$456,320	58.88%

Mark E. Shamber	$207,305	59.23%

Carl Koch III	$145,937	57.23%

Kurt Luttecke	$194,700	66.00%

John Stern	$159,860	55.43%

Michael Beaudry	$0	00.00%

        Mr. Beaudry did not earn any of his performance-based cash incentive payment for fiscal 2010 due to his separation from the Company on February 26, 2010.

        In addition to the one year cash-based performance incentives, the Compensation Committee established, on September 11, 2009, a cash incentive program for certain of the Company's senior officers, including the Named Executive Officers, related to 2011 fiscal year performance goals. The performance awards for the 2011 fiscal year are based on the Company achieving Committee-approved targets related to earnings before interest and taxes and return on average total capital. Actual awards related to this program can range from zero to an additional 25% of a participant's base salary.

Long-term Incentive Program

        We believe that long-term Company performance is aided by a culture that encourages superior performance by our Named Executive Officers, and that equity awards encourage and appropriately reward such superior performance. We have established our equity award plans in order to provide our Named Executive Officers with incentives to further align their interests with the interests of the stockholders. All of our equity awards are made pursuant to plans that have been approved by stockholders.

        During fiscal year 2008, our Compensation Committee determined that equity-based awards should consist of a mix of stock options and restricted stock units, rather than our previous historical mix of stock options and shares of restricted stock. This change was made in order to ease the administrative burden on our associates responsible for administering our equity plans. The change was not intended to, and did not, alter the number of shares of our common stock covered by equity-based awards our Named Executive Officers are eligible to receive.

        In the past, equity-based awards were granted to our Named Executive Officers, similar to our employees, annually in December and generally the awards vested in equal amounts over four years. Beginning in fiscal 2009, these annual grants were awarded in September, but continue to include four year ratable vesting. We changed the date that our Compensation Committee approves our annual equity awards to September because the Compensation Committee wanted to make these awards as close in time as practicable to when the Compensation Committee approved changes to our executive officers' annual base salaries, if any, but after we had publicly released our preliminary results of operations for the recently completed fiscal year. Stock options are granted at an option price equal to the fair market value of our common stock on the date of grant and will only have value if our common stock price increases. For that reason, this component of our Named Executive Officers' compensation is totally at risk in the event that the price of our common stock falls below the exercise price of the stock option over the period that the option is exercisable. Unlike stock options, restricted shares and restricted stock units (other than performance-based restricted stock units) are not at risk in that these awards always have value to the extent that the price of our common stock is greater than zero.

        The Compensation Committee reviews and approves annual equity-based awards for all of our eligible employees, including our Named Executive Officers. The Compensation Committee considers equity compensation as a percentage of total compensation in determining the amount of equity awards to approve for our Named Executive Officers. Based in part on this consideration, guideline ranges of equity award levels are assigned to particular positions within the Company, including executive positions, based upon the projected total compensation for a particular position. The Compensation Committee may disregard these guideline ranges for a Named Executive Officer upon a determination that other factors should result in an equity award that exceeds or is less than the specified range based on position within the Company, although it has never done so. These factors may include consideration of competitive compensation data, retention considerations, a review of the Named Executive Officer's performance against the cash incentive program performance metrics for the officer for the preceding fiscal year, a review of each Named Executive Officer's long-term incentives and certain other relevant considerations, including the historical performance of the executive. In fiscal 2010, our grants to each Named Executive Officer were valued at the sum of the person's base salary in effect as of August 1, 2009, plus 50% of the performance based cash incentive payment the individual had earned based on fiscal 2009 performance. The Compensation Committee also considers the recommendations of members of senior management with respect to the mix of stock options and restricted stock units. The Compensation Committee approved the fiscal 2010 grant allocation to provide approximately 20% of the total value mix in stock options, and the remaining 80% in restricted stock units.

        We also have a policy that requires our executive officers, including our Named Executive Officers, and senior officers to hold shares of stock in the Company in an amount that is determined in accordance with the same formula described above under "Non-employee Director Compensation—Stock Ownership Requirement," except that each Named Executive Officer's minimum share ownership level is based on equity grants made to such Named Executive Officer. The executive officers must maintain the minimum share holdings for as long as they are employed by the Company and serving as an Executive Officer. Executive officers, including Named Executive Officers, who served as executive officers in or prior to fiscal year 2004, when this requirement was instituted, were required to attain this level of stock ownership within three years. Executive officers, including Named Executive Officers, who were hired after fiscal year 2004, are required to attain this level of stock ownership within five years following their appointment as an executive officer.

        For the 2010 fiscal year, the Compensation Committee awarded stock option grants to our Named Executive Officers pursuant to the Company's 2002 Stock Incentive Plan. The specific grants, which were approved on September 11, 2009, following the September 9, 2009 release of our 2009 fiscal year results of operations, are shown in the "Grants of Plan-Based Awards" table below. These options have exercise prices equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of grant and vest 25% per year over the four years following the date of grant. We also awarded restricted stock units to our Named Executive Officers pursuant to the Company's 2004 Equity Incentive Plan on September 11, 2009 in the amounts shown in the "Grants of Plan-Based Awards" table below. These restricted stock units also vest 25% per year over the four years following the date of grant. The number of options and restricted stock units we awarded to our Named Executive Officers in fiscal 2010 ranged from 13% less to 54% more than the number of awards made to an individual in fiscal 2009 (excluding Mr. Spinner's performance-based restricted share unit award in fiscal 2009). The Compensation Committee determined to change the number of awards in part due to the modifications to assigned duties, including the promotion of Mr. Luttecke to Western Region President and the promotion of Mr. Beaudry to Senior Vice President of National Distribution, as well as its desire to achieve an even split between the percentage of the Named Executive Officers' total targeted cash compensation and their long-term equity-based compensation.

        At the time Mr. Spinner was hired as President and Chief Executive Officer in September 2008, he was granted (i) 30,000 options vesting in four equal annual installments beginning on the first anniversary of his employment and (ii) 36,000 restricted stock units also vesting in four equal annual installments beginning on the first anniversary of his employment. The Compensation Committee also indicated that it would potentially grant to Mr. Spinner 50,000 restricted performance share units, the vesting of which would be conditioned upon the Company's achievement of certain earnings targets and the achievement of certain other performance goals to be agreed upon by the Compensation Committee and Mr. Spinner, in each case, during a performance period ending on July 31, 2010. On November 5, 2008, the Compensation Committee granted to Mr. Spinner the aforementioned 50,000 restricted units, which would vest upon the Company achieving a certain level of earnings before interest and taxes for fiscal 2010 and return on average total capital for the Company's 2009 and 2010 fiscal years. To the extent that our performance exceeded the targets presented for the performance period ending July 31, 2010, up to an additional 50,000 restricted units with immediate vesting could be awarded. The targets to achieve vesting on 50,000 of the performance share units were earnings before interest and taxes of $120 million and return on average total capital of 18%. The target necessary for Mr. Spinner to achieve vesting on 100,000 performance share units, the maximum possible under the grant, the Company would need to earn at least $140 million in earnings before interest and taxes with a return on average total capital of at least 22%. Mr. Spinner's long-term equity compensation was set as a result of extensive negotiations between Mr. Spinner and the Compensation Committee. The service-based restricted stock unit and option components represented the maximum amount of service-vested equity the Compensation Committee was willing to grant, in part based upon historical precedent. The restricted performance share units closely approximated awards that Mr. Spinner had received from his predecessor employer. The total value of the equity awards also closely approximated $1.2 million, or the value of Mr. Spinner's base salary plus the guaranteed portion of his targeted cash-incentive award for "outstanding" performance.

        On September 2, 2010, the Compensation Committee determined that the Company's adjusted earnings before interest and taxes of $123.1 million and adjusted return on average total capital of 17.89% for the period from November 5, 2008 through July 31, 2010 (the "Performance Period") exceeded the performance targets previously established by the Compensation Committee with respect to the performance units awarded to Mr. Spinner on November 5, 2008 as discussed above, and therefore approved the vesting of 50,175 of the performance units effective as of the last day of the Performance Period and the resulting issuance of 50,175 shares of the Company's common stock to Mr. Spinner effective as of the last day of the Performance Period.

        In September 2010, the Compensation Committee approved the fiscal 2011 long term equity incentive awards for our executive officers, including the Named Executive Officers. Similar to fiscal 2010, the Compensation Committee approved a total equity incentive award equal to the sum of the Named Executive Officer's base salary and 50% of the performance-based cash incentive award earned by the executive for fiscal 2010 performance, and awarded the Named Executive Officer that number of options and restricted stock units necessary to equal in the aggregate that amount based on the grant date fair value of such awards. For our Named Executive Officers, stock options represented approximately 20% of the value of equity awards granted, with restricted stock units making up the remaining 80%. In fiscal 2009 and prior, the Compensation Committee had approved the award of a fixed number of stock options and restricted stock units to our Named Executive Officers rather than awards equal to a certain dollar amount (based on grant date fair value) tied to the Named Executive Officer's prior year total cash compensation. Both the stock options and restricted stock units vest 25% per year beginning on the first anniversary of the date of grant, and the stock options have an exercise price equal to closing stock price for our common stock on the date of grant.

Other Compensation

        Our Named Executive Officers are eligible for the same level and offering of benefits that we make available to other employees, including our ESOP, 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, our Named Executive Officers are eligible to participate in the Deferral Plans. For a description of the Deferral Plans, see "Nonqualified Deferred Compensation" below.

        We do not have any defined benefit pension or retirement plans available to our Named Executive Officers.

Perquisites and Other Benefits

        The Company provides certain Named Executive Officers with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each Named Executive Officer's total compensation and include Company contributions to our defined contribution plan, automobile allowances, corporate housing and travel reimbursement for Mr. Spinner who does not live in the same city as our corporate headquarters and payment of fees for relocation. We offer perquisites and other benefits that we believe to be competitive with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention.

Employment Agreements

        We are not a party to any currently effective employment agreement with any of our Named Executive Officers. We believe that, generally, employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is regularly reviewed by the Compensation Committee to help ensure that we remain competitive in our industry. We did, however, enter into an offer letter with Steven L. Spinner, our current President and Chief Executive Officer, that sets forth certain terms of Mr. Spinner's employment with us, and the Compensation Committee and our Board of Directors have approved our entering into severance agreements and change in control agreements with certain of our executive officers. We may enter into employment agreements with executive officers in the future if the Compensation Committee determines that such arrangements are in our best interest at that time.

Severance Agreements

        We are currently a party to severance agreements with all of our Named Executive Officers that remain employees of ours as of the date hereof. Each of the currently effective severance agreements includes confidentiality, non-competition and intellectual property assignment provisions. The severance agreements for Mark Shamber, Kurt Luttecke and John Stern require us to pay to the executive his base salary in effect as of the termination date of the executive's employment with us and provide certain medical benefits for a period of one year following either the resignation by the executive officer for Good Reason or the termination of the executive officer for a reason other than Cause, death or disability. See the section below titled "Change in Control Agreements" for payments due in the event of either a termination of the executive officer without cause or resignation by the executive officer for Good Reason within one year of a Change in Control.

        We have also entered into a severance agreement with Mr. Spinner which requires us to pay his base salary in effect as of the termination date of his employment with us and provide certain medical benefits for a period of one year following either his resignation for Good Reason or his termination for a reason other than Cause, death or disability. The agreement also requires us to pay a pro rata portion of the bonus to which he would have been entitled for the year in which he was terminated and an amount equal to the pro rata portion of his unvested balance in the Company's ESOP that would vest on the first anniversary of the date of Mr. Spinner's termination. Further, a pro rata portion of any options to purchase shares of the Company's common stock awarded to Mr. Spinner and not vested and exercisable on or prior to the date of Mr. Spinner's termination that would otherwise become vested and exercisable on or prior to the first anniversary of the date of Mr. Spinner's termination, and any shares of restricted stock or restricted stock units of the Company granted to Mr. Spinner that would have had any restrictions thereon removed or vested on or prior to the first anniversary of the date of Mr. Spinner's termination, will, in either case, have any restrictions thereon removed or become vested, as the case may be. All such payments and vesting will be prorated based on the number of full calendar months that Mr. Spinner was employed as the Company's President and Chief Executive Officer during the fiscal year in which he resigned or was terminated.

        In the 2010 fiscal year we made severance and other termination payments to Mr. Beaudry, which are described in more detail below in the section titled "Potential Payments Upon Termination or Change-in-Control." Following the end of the 2010 fiscal year, we entered into a separation agreement with Mr. Koch, pursuant to which we are obligated to make payments to Mr. Koch in the amounts described below under "Potential Payments Upon Termination or Change-in-Control." These payments were and are being made pursuant to the terms of severance agreements that we had previously entered into with Mr. Beaudry and Mr. Koch , respectively and the Employment Separation Agreement and Release agreements executed in connection with Mr. Beaudry's and Mr. Koch's respective termination of employment.

Change in Control Agreements

        In the event of either a termination of Mr. Spinner for a reason other than Cause, death or disability or a resignation for Good Reason within one year of a Change in Control, Mr. Spinner shall be entitled to receive a lump sum payment equal to three times his base salary in effect at that time, the average annual bonus paid to Mr. Spinner for the three fiscal years prior to the date of his termination or resignation (or the average of the bonuses he has received if he will not have been employed by the Company for three years as of such date, or, if he has not received an annual bonus as of such date, his target bonus), the pro rata portion of the annual bonus he would have been entitled to receive for the fiscal year in which such termination or resignation occurred, and an amount equal to his unvested account balance in the ESOP. In addition, all of his then outstanding but unvested equity awards will vest and, if applicable, become exercisable as of the date of termination or resignation. The Company will also be required to continue to provide Mr. Spinner with his medical benefits in effect as of the date of such termination or resignation for a period of three years following the termination or resignation. The provision of all such benefits will be subject to any restrictions under applicable law, including under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). If any of the benefits provided to Mr. Spinner under his severance agreement are subject to the excise tax imposed under Section 4999 of the Code, the Company will be required to pay to Mr. Spinner such additional amounts as are necessary for him to realize the full value of such benefits as if such excise tax did not apply.

        During the 2010 fiscal year, we entered into change in control agreements with certain of our executive officers, including Messrs. Shamber, Koch, Luttecke and Stern. These agreements replaced the change in control component of each executive officer's existing severance agreement. The change in control agreements provide the executive officers who are a party to the agreement, including Messrs. Shamber, Koch, Luttecke and Stern, with substantially the same benefits as Mr. Spinner in the event of a termination without Cause or resignation for Good Reason within one year following a Change in Control, except that the multiple of base salary to which each executive is entitled upon termination without Cause or resignation for Good Reason within one year following a Change in Control varies and Messrs. Luttecke and Stern are not entitled to have their payments increased by an amount necessary for them to realize the full value of their benefits if any of the benefits are subject to the excise tax imposed under Section 4999 of the Code. The multiple of base salary to which Messrs. Shamber, Koch, Luttecke and Stern are entitled to receive under the agreement is 2.99 times, 2.99 times, 1.5 times and 1.5 times, respectively. If any of the benefits provided to Mr. Shamber under his change in control agreement are subject to the excise tax imposed under Section 4999 of the Code, the Company will be required to pay to Mr. Shamber such additional amounts as are necessary for him to realize the full value of such benefits as if such excise tax did not apply.

        In establishing the multiples of base salary and bonus that a terminated Named Executive Officer would be entitled to receive following his or her termination without Cause or for Good Reason, either before or within one year following a Change in Control, the Compensation Committee considered the need to be able to competitively recruit and retain talented executive officers who often-times seek protection against the possibility that they might be terminated without cause or be forced to resign for Good Reason following a Change in Control. When establishing the multiples, the Compensation Committee also sought to provide benefits at a level that it believed would provide appropriate compensation for the Named Executive Officer in the event of consummating a transaction that, although possibly detrimental to the individual's employment prospects with the resulting company, would be beneficial to the Company's stockholders and for the limitations on the ability of the Named Executive Officer to compete with the resulting company, and the resulting benefits to the Company as a result of these limitations.

        The Compensation Committee reviewed the potential costs associated with the gross-up payments called for by Mr. Spinner's severance agreement and the change in control agreements which provide for those payments, and has determined that they are fair and appropriate for a number of reasons. The excise tax tends to penalize employees who defer compensation, as well as penalizing those employees who do not exercise stock options in favor of those employees who do. In addition, the lapse of restrictions and acceleration of vesting on equity awards can cause an executive officer to incur excise tax liability before actually receiving any cash severance payment.

        Given the fact that the Company does not have employment agreements with its Named Executive Officers, the Compensation Committee believes that the protections afforded in the severance agreements and change in control agreements, both including gross-up payments as applicable, are reasonable and are an important element in retaining executive officers.

        The terms "Change in Control", "Cause" and "Good Reason" as used in this section have the meanings set forth in the section titled "Potential Payments Upon Termination or Change-in-Control" below.

Timing of Equity Grants

        In fiscal year 2010, annual equity awards were granted on September 11, 2009 upon approval by the Board of Directors. Non-employee directors, executive officers, including our Named Executive Officers, and key management employees may also receive discretionary equity grants on their respective dates of appointment, hire or promotion. We did not have a program during fiscal year 2010 to select option grant dates for our non-employee directors, executive officers and key management employees in coordination with the release of material non-public information. None of management, the Board of Directors, or the Compensation Committee have in the past or plan in the future to time the release of material non-public information for the purpose of affecting the value and amount of equity incentive awards.

Potential Impact on Compensation from Executive Misconduct

        If the Board determines that a Named Executive Officer has engaged in fraudulent or intentional misconduct, the Board will take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the Named Executive Officer that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Recoupment Policy

        We have adopted a recoupment policy applicable to our executive officers, including our Named Executive Officers, which provides that if we restate all or a portion of our financial statements within two years of filing the financial statements with the SEC, our Board of Directors or the Compensation Committee will, to the extent permitted by law, as it deems appropriate in its sole discretion require reimbursement of all or a portion of any bonus or incentive compensation paid or granted after May 28, 2009 to any executive officer or other officer covered by this policy. Our Board of Directors, or the Compensation Committee, also has the right in the event of such a restatement to cause the cancellation of equity-based incentive or bonus awards that had been granted to these individuals and to, in certain circumstances, seek reimbursement of any gains realized on the exercise of stock options or sales of shares of stock or payments received on account of restricted stock units or other awards payable in cash, in either case attributable to any awards that formed all or a portion of such bonus or incentive award.

Assessment of Risk

        In fiscal year 2010, we performed a comprehensive assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. Our assessment covered each material element of executive and non-executive employee compensation and any risk mitigating factors as discussed below. We believe that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

        In addition, the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The current incentive plan awards have the following risk-limiting characteristics for our cash and equity incentive compensation for fiscal 2010:

  •
  Equity awards to each executive officer are limited to a total of 100% of base salary and 50% of the prior fiscal year cash incentive earned.

  •
  Equity awards are limited in the form of stock options to approximately 20% of the total award value, which reduces the incentive to take unnecessary or excessive risks to increase the Company's stock price. The remaining 80% of the total award value is delivered in the form of shares of restricted stock units, which aligns the interests of our executive officers to long- term shareholder interests.

  •
  Equity awards to employees generally have graded vesting with 25% of the grant vesting on each anniversary of the grant date.

  •
  Executive officers are subject to our executive stock ownership requirements described on page 21.

  •
  Members of the Compensation Committee approve the final incentive compensation plan awards in their discretion, after reviewing executive and corporate performance.

  •
  Equity awards and cash-based incentive plan awards are subject to our Recoupment Policy, described on page 39.

Report of the Compensation Committee

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended July 31, 2010.

James P. Heffernan, Chair Joseph M. Cianciolo Gail A. Graham Peter Roy

The foregoing Report of the Compensation Committee shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, regardless of any general incorporation language in such filing.

Summary Compensation Table—Fiscal years 2008-2010

        The following table sets forth for each of the Named Executive Officers: (i) the dollar value of base salary and non-equity incentive compensation earned during the fiscal year indicated; (ii) the aggregate grant date fair value related to all equity-based awards made to the Named Executive Officer for the fiscal year; (iii) the change in pension value and non-qualified deferred compensation earnings during the fiscal year; (iv) all other compensation for the year; and (v) the dollar value of total compensation for the fiscal year.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total

Steven L. Spinner	2010	$775,000	$—	$789,774	$189,634	$456,320	$211	$80,095	(5)	$2,291,034
Chief Executive Officer	2009	682,596	—	1,882,940	207,996	424,390	—	41,987		3,239,909
and President

Mark E. Shamber	2010	343,885	—	300,810	72,227	207,305	247	9,014	(6)	933,488
Senior Vice President,	2009	297,000	—	265,032	62,399	157,974	391	6,950		789,746
Chief Financial Officer	2008	302,712	—	203,904	44,077	—	1,461	5,833		557,987
and Treasurer

Kurt Luttecke	2010	287,058	—	291,065	69,886	194,700	—	—		842,709
Western Region President

John Stern	2010	287,431	—	275,003	66,028	159,860	—	8,129	(6)	796,451
Senior Vice President,	2009	280,000	—	176,688	41,599	127,456	—	10,495		636,238
Chief Information Officer

Carl Koch III(8)	2010	249,808	—	210,487	50,539	145,937	135	3,678	(6)	660,584
Senior Vice President,
Chief Human Resources Officer

Michael Beaudry	2010	213,580	—	370,138	88,879	—	413	221,279	(7)	894,289
Senior Vice President,	2009	349,800	—	265,032	62,399	225,726	—	8,072		911,029
National Distribution	2008	356,527	—	203,904	44,077	83,078	—	7,985		695,571

(1)
Reflects compensation earned by the Named Executive Officers during the fiscal year. Fiscal year 2010 and 2009 were 52-week years while fiscal year 2008 was a 53-week year, which resulted in our Named Executive Officers receiving compensation for one extra week in fiscal year 2008 compared to fiscal year 2010 and 2009.

(2)
Represents the full grant date fair value of restricted stock unit awards and stock options computed under ASC 718 granted to the Named Executive Officers during the fiscal year indicated. Generally, the grant date fair value is the amount that the Company would record as compensation expense in its financial statements over the award's vesting schedule, excluding the impact of service-based forfeiture assumptions. These amounts do not reflect the actual amounts that were paid to, or may be realized by, the executive for any of the fiscal years reflected. Refer to footnote 3 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended July 31, 2010 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. During fiscal 2010, Mr. Beaudry forfeited 28,732 unvested restricted stock awards and restricted stock units, along with 4,500 vested and 22,790 unvested stock options.

(3)
Amounts reflect earnings for the fiscal year 2010 under our 2010 Executive Management Incentive Plan. For a discussion regarding the 2010 Executive Management Incentive Plan see the "Performance-Based Cash Incentive Compensation" section of the Compensation Discussion and Analysis included above.

(4)
Amounts reported in the "Nonqualified Deferred Compensation Earnings" represent earnings on deferred compensation that exceed 120% of the federal applicable long-term rate, which was 3.94%. These amounts as well as all other earnings on deferred compensation of the Named Executive Officers in fiscal year 2010 are included in the "All Earnings in Last Fiscal Year" column of the Nonqualified Deferred Compensation table.

(5)
Represents the Company's contributions to a 401(k) account ($9,740), an automobile allowance ($5,662), an allowance for living expenses while in the area of our Corporate Headquarters in Providence, Rhode Island ($43,884), an amount received to "gross up" the two preceding benefits to offset the related tax obligations ($13,809) and the provision of air travel from Mr. Spinner's Richmond, Virginia home to our Corporate Headquarters ($6,999).

(6)
Represents the Company's contributions to a 401(k) account.

(7)
Represents the Company's contributions to a 401(k) account ($3,111), a reduction to previously provided car allowance ($7,015) and severance payments ($225,184) made or earned during the year under the employment separation agreement and release between the Company and Mr. Beaudry, whose employment with the Company was terminated on February 26, 2010.

(8)
As of September 17, 2010, Mr. Koch has terminated his employment with the Company in accordance with his employment separation agreement and release dated thereof.

Grants of Plan-Based Awards in Fiscal 2010

        The following table provides information about plan-based awards granted to the Named Executive Officers during the fiscal year ended July 31, 2010. We did not grant any stock appreciation rights or performance share units to Named Executive Officers during the fiscal year ended July 31, 2010. Grants of restricted stock units were made under the 2004 Plan. Grants of stock options were made under the 2002 Stock Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
					All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)
							Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Steven L. Spinner	9/11/2009					24,622	$24.30	$189,634
	9/11/2009				32,501			$789,774
	N/A	$232,500	$387,500	$775,000

Mark E. Shamber	9/11/2009					9,378	$24.30	$72,227
	9/11/2009				12,379			$300,810
	N/A	$105,000	$175,000	$350,000

Carl Koch III	9/11/2009					6,562	$24.30	$50,539
	9/11/2009				8,662			$210,487
	N/A	$76,500	$127,500	$255,000

Kurt Luttecke	9/11/2009					9,074	$24.30	$69,886
	9/11/2009				11,978			$291,065
	N/A	$88,500	$147,500	$295,000

John Stern	9/11/2009					8,573	$24.30	$66,028
	9/11/2009				11,317			$275,003
	N/A	$86,520	$144,200	$288,400

Michael Beaudry	9/11/2009					11,540	$24.30	$88,879
	9/11/2009				15,232			$370,138
	N/A	$108,088	$180,147	$360,294

(1)
This column shows separately the possible payouts to the Named Executive Officers under the Company's 2010 Executive Management Incentive Plan for the fiscal year ended July 31, 2010 for "standard", "superior" and "outstanding" performance. Actual amounts paid in September 2010 for these incentives are reflected in the Summary Compensation Table.

(2)
This columns shows the number of restricted stock unit awards granted in fiscal year 2010 to the Named Executive Officers. All of these grants vest in four equal annual installments beginning one year after the grant date.

(3)
This column shows the number of stock options granted in fiscal year 2010 to the Named Executive Officers. These options expire ten years from the date of grant and vest and become exercisable in four equal annual installments beginning one year after the grant date.

(4)
This column shows the exercise price of stock option awards, which was the closing price of the Company's common stock on the NASDAQ Global Select Market on the grant date.

(5)
This column shows the full grant date fair value of restricted stock unit awards and stock options under ASC 718 granted to the Named Executive Officers in fiscal year 2010. Generally, the grant date fair value is the amount that the Company would record as compensation expense in its financial statements over the award's vesting schedule, excluding the impact of service-based forfeiture assumptions.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table summarizes information with respect to holdings of stock options and stock awards by the Named Executive Officers as of July 31, 2010. This table includes unexercised and unvested option awards, unvested restricted stock awards and unvested restricted stock units. Each equity grant is shown separately for each Named Executive Officer, except that incentive stock options and non-qualified stock options granted on the same date with the same material terms, including exercise price, vesting period and expiration date are combined. The market value of the stock awards is based on the closing market price of our common stock as of July 30, 2010, the last business day prior to the end of our 2010 fiscal year, which was $33.73.

		Option Awards				Stock Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)

Steven L. Spinner	9/16/2008	7,500	22,500	$24.54	9/16/2018	27,000	$910,710
	9/11/2009	—	24,622	$24.30	9/11/2019	32,501	$1,096,259

Mark E. Shamber	6/23/2003	3,750	—	$13.73	6/23/2013	—	$—
	12/3/2003	3,750	—	$18.66	12/3/2013	—	$—
	12/1/2004	5,000	—	$28.14	12/1/2014	—	$—
	12/8/2005	3,000	—	$25.37	12/8/2015	—	$—
	1/27/2006	3,000	—	$31.67	1/27/2016	—	$—
	12/7/2006	4,500	1,500	$36.60	12/7/2016	1,800	$60,714
	12/6/2007	3,000	3,000	$28.32	12/6/2017	3,600	$121,428
	9/16/2008	2,250	6,750	$24.54	9/16/2018	8,100	$273,213
	9/11/2009	—	9,378	$24.30	9/11/2019	12,379	$417,544

Carl Koch III(3)	12/03/2002	3,750	—	$12.55	12/3/2012	—	$—
	12/03/2003	7,500	—	$18.66	12/3/2013	—	$—
	12/01/2004	8,500	—	$28.14	12/1/2014	—	$—
	12/08/2005	2,000	—	$25.37	12/8/2015	—	$—
	12/07/2006	2,250	750	$36.60	12/7/2016	900	$30,357
	12/06/2007	1,500	1,500	$28.32	12/6/2017	1,800	$60,714
	9/16/2008	1,125	3,375	$24.54	9/16/2018	4,050	$136,607
	9/11/2009	—	6,562	$24.30	9/11/2019	8,662	$292,169

Kurt Luttecke	6/25/2007	—	500	$27.23	6/25/2017	600	$20,238
	12/6/2007	—	1,000	$28.32	12/6/2017	1,200	$40,476
	9/16/2008	—	2,250	$24.54	9/16/2018	2,700	$91,071
	6/3/2009	—	—	—		3,600	$121,428
	6/19/2009	—	3,000	$25.45	6/19/2019
	9/11/2009	—	9,074	$24.30	9/11/2019	11,978	$404,018

John Stern	1/7/2008	2,000	2,000	$28.97	1/7/2018	2,400	$80,952
	9/16/2008	1,500	4,500	$24.54	9/16/2018	5,400	$182,142
	9/11/2009	—	8,573	$24.30	9/11/2019	11,317	$381,722

Michael Beaudry		—	—			—	$—

(1)
Grants made on December 1, 2004 vested immediately. All other awards included in the table above vest in four equal annual increments beginning on the first anniversary of the grant date.

(2)
Market value reflects the number of shares or units of stock multiplied by the closing price of the Company's stock on the NASDAQ Global Select Market on July 30, 2010, the last business day prior to the end of our 2010 fiscal year.

(3)
The information shown in the table reflects data as of July 31, 2010, and does not factor in Mr. Koch's separation from the Company effective September 17, 2010, which resulted in the forfeiture of all nonvested stock options, restricted stock awards and restricted stock units, and the expiration dates on vested stock options were changed to December 17, 2010.

Option Exercises and Stock Vested—Fiscal 2010

        The following table summarizes information for the Named Executive Officers concerning (1) stock option exercises during fiscal 2010, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards, restricted stock unit awards and performance share units along with the value realized, each before payment of any applicable tax withholding and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven L. Spinner	—	$—	59,175	$1,909,393
Mark E. Shamber	—	$—	8,100	$212,841	(2)
Carl Koch III	—	$—	3,750	$98,228
Kurt Luttecke	4,250	$23,445	3,300	$97,053
John Stern	—	$—	3,000	$76,434
Michael Beaudry	18,250	$25,311	8,100	$212,967

(1)
Value reflects the number of shares or units of stock that vested multiplied by the closing price of the Company's stock on the NASDAQ on the date of vesting.

(2)
Mr. Shamber has elected to defer 25% of his December 8, 2005, January 27, 2006, and December 7, 2006 stock awards, and to defer 50% of his December 6, 2007 stock award. One-quarter of each of these grants vested during fiscal 2010. For each portion of these stock awards that vests but is deferred, the proportionate number of shares are allocated to Mr. Shamber's balance in the Deferred Stock Plan. See the Nonqualified Deferred Compensation Table.

Nonqualified Deferred Compensation—Fiscal 2010

        Our executive officers and directors are eligible to participate in the United Natural Foods Deferred Compensation Plan and the United Natural Foods Deferred Stock Plan (collectively, the "Deferral Plans").

        The Deferral Plans were established to provide participants with the opportunity to defer the receipt of all or a portion of their compensation. The purpose of the Deferral Plans is to allow executives and non-employee directors to defer compensation to a non-qualified retirement plan in amounts greater than the amount permitted to be deferred under our 401(k) Plan. We believe that this is an appropriate benefit because (i) it operates to place our executives and non-employee directors in the same position as other employees who are not affected by Internal Revenue Code limits placed on plans such as our 401(k) Plan; (ii) does not substantially increase the Company's financial obligations to our executives and directors (there are no employer matching contributions, only a crediting of deemed earnings); and (iii) provides additional incentives to our executives and directors, since amounts set aside by the executives and directors is subject to the claims of the Company's creditors until paid to the executives and directors. Under the Deferral Plans, only the payment of the compensation earned by the participant is deferred and there is no deferral of the expense in our financial statements related to the participants' earnings; the Company records the related compensation expense in the year in which the compensation is earned by the participants.

        Under the Deferred Compensation Plan, participants may elect to defer a minimum of $1,000 and a maximum of 90% of base salary and 100% of bonuses, commissions, and effective January 1, 2007, share unit awards, earned by the participants for the calendar year. Under the Deferred Stock Plan, which was frozen effective January 1, 2007, participants could elect to defer between 0% and 100% of their restricted stock awards. For fiscal year 2010, participants' cash-derived deferrals under the Deferred Compensation Plan earned interest at the 5-year certificate of deposit annual yield taken from the Wall Street Journal Market Data Center (as captured on the first and last business date of each calendar quarter and averaged) plus 3% credited and compounded quarterly. The value of equity-based awards deferred under the Deferred Compensation and Deferred Stock Plans are based upon the performance of our common stock.

        Participants in our Deferral Plans who terminate their employment with us due to retirement will be paid their Deferral Plan balances in a lump sum or in installments over a pre-determined period of time. Participants who terminate their employment with us due to disability will be paid their Deferral Plan balances in a lump sum within 60 days after they become disabled. Beneficiaries of participants who die before receiving their Plan benefits will receive a lump sum payment within 60 days after the Compensation Committee is provided with proof of death. Participants who terminate their employment with us for any other reason will receive payment of their Deferral Plan balances in a lump sum, within sixty days after either (a) the six-month anniversary of the date on which the participant's employment with us terminates, if the participant is a "key employee" under the Deferral Plans or (b) the date on which the participant's employment with us terminates, for all other participants.

        The following table summarizes information regarding the non-qualified deferred compensation of the Named Executive Officers in fiscal 2010, including deferrals of salaries, performance-based cash incentive compensation, and restricted stock award and restricted stock unit compensation earned.

Name	Plan	Executive Contibutions in Last Fiscal Year ($)(1)	Registrant Contibutions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4)
Steven L. Spinner	Deferred Compensation	$82,470	$—	$4,403	$—	$132,110
	Deferred Stock	—	—	—	—	—
Mark E. Shamber	Deferred Compensation	4,383	—	2,084	—	42,097
	Deferred Stock	49,140	—	32,679	—	166,964
Carl Koch III	Deferred Compensation	38,769	—	1,670	—	52,696
	Deferred Stock	—	—	—	—	—
Kurt Luttecke	Deferred Compensation	10,212	—	439	—	14,680
	Deferred Stock	—	—	—	—	—
John Stern	Deferred Compensation	17,759	—	575	—	24,170
	Deferred Stock	—	—	—	—	—
Michael Beaudry	Deferred Compensation	15,173	—	1,779	—	37,369
	Deferred Stock	—	—	—	—	—

(1)
Amounts reported in the contributions column related to deferred compensation are reported as compensation in the Salary and non-equity incentive columns of the Summary Compensation Table for fiscal 2010.

(2)
Participants' non-equity deferrals under the Deferred Compensation Plan earned interest at the 5-year certificate of deposit annual yield taken from the Wall Street Journal Market Data Center (as captured on the first and last business date of each calendar quarter and averaged) plus 3% credited and compounded quarterly. Any amounts reflected in the "Aggregate Earnings in Last Fiscal Year" column for non-equity awards that had preferential earnings (in excess of 120% of the July 2010 "compounded annually" federal long-term rate) have been reported as compensation in the "Summary Compensable Table".

(3)
The value of equity-based awards deferred under the Deferral Plans is based upon the performance of our common stock. For restricted stock and restricted stock units, earnings are calculated as follows: i) number of vested shares deferred in fiscal 2010 valued at the change in the closing stock price from the date of vesting to the end of fiscal 2010 plus, ii) the number of vested shares that were deferred prior to fiscal 2010, valued by the change in the closing stock price on the first day of fiscal year 2010 to the last day of fiscal year 2010. None of the amounts reflected in the "Aggregate Earnings in Last Fiscal Year" column for equity awards have been reported as compensation in the "Summary Compensable Table" as a result of the fact that above-market or preferential earnings are not possible in connection with these items.

(4)
The "Aggregate Balance at Last Fiscal Year End" column includes the following amounts that have previously been reported as compensation in the Summary Compensation Table for fiscal years 2009 and 2008 combined: (i) Mr. Spinner $44,712, (ii) Mr. Shamber $12,425, (iii) Mr. Koch $12,115, (iv) Mr. Luttecke $3,988, (v) Mr. Stern $5,769 and (vi) Mr. Beaudry $20,181.

Potential Payments Upon Termination or Change-in-Control

        The information below describes and quantifies the compensation that would become payable to certain of our Named Executive Officers under existing plans and arrangements if the Named Executive Officer's employment had terminated on July 31, 2010, given the Named Executive Officer's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits generally available to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price at the time of such event.

        None of our executive officers have an employment agreement. However, as discussed under "Compensation Discussion and Analysis," we have entered into severance agreements and change in control agreements with each of the Named Executive Officers. The severance and change in control agreements that had been executed by Mr. Koch and Mr. Beaudry have been replaced by their respective employment separation agreement and releases.

        If one of the Named Executive Officers were to die or become disabled, any nonvested shares of restricted stock and restricted stock units would become immediately vested, and any unexercisable stock options would be cancelled and forfeited. Any vested stock options exercisable at the time of death or disability would be exercisable for a period of time which ranges between one and three years, depending on the date of the grant, or until the grants' expiration date, if earlier.

        The severance agreement that we have entered into with Mr. Spinner requires us to pay his base salary in effect as of the termination date of his employment with us and provide certain medical benefits for a period of one year following either his termination for a reason other than Cause, death or disability, or his resignation for Good Reason. We would also be required to pay Mr. Spinner any earned but unpaid salary, bonus, and vacation time. The agreement also requires us to pay Mr. Spinner in the event that we terminate him without Cause, a pro rata portion of the bonus to which he would have been entitled for the year in which he was terminated and an amount equal to the pro rata portion of his unvested balance in the Company's ESOP that would vest on the first anniversary of the date of Mr. Spinner's termination. Further, a pro rata portion of any options to purchase shares of the Company's common stock awarded to Mr. Spinner and not vested and exercisable on or prior to the date of Mr. Spinner's termination that would otherwise become vested and exercisable on or prior to the first anniversary of the date of Mr. Spinner's termination, and any shares of restricted stock of the Company granted to Mr. Spinner that would have vested or had any restrictions thereon removed on or prior to the first anniversary of the date of Mr. Spinner's termination, will, in either case, become vested or have any restrictions thereon removed, as the case may be. All such payments and vesting will be prorated based on the number of full calendar months that Mr. Spinner was employed as the Company's President and Chief Executive Officer during the fiscal year in which he was terminated or resigned.

        In the event of either a termination of Mr. Spinner for a reason other than Cause, death or disability or a resignation for Good Reason within one year of a Change in Control, Mr. Spinner shall be entitled to receive a lump sum payment equal to three times his base salary in effect at that time, the average annual bonus paid to Mr. Spinner for the three fiscal years prior to the date of his termination or resignation (or the average of the bonuses he has received if he will not have been employed by the Company for three years as of such date, or, if he has not received an annual bonus as of such date, his target bonus), the pro rata portion of the annual bonus he would have been entitled to receive for the fiscal year in which such termination or resignation occurred, and an amount equal to his unvested account balance in the ESOP. In addition, all of his then outstanding but unvested equity awards will vest and, if applicable, become exercisable as of the date of termination or resignation. The Company will also be required to continue to provide Mr. Spinner with his medical benefits in effect as of the date of such termination or resignation for a period of three years following the termination or resignation. If any of the benefits provided to Mr. Spinner under his severance agreement are subject to the excise tax imposed under Section 4999 of the Code, the Company will be required to pay to Mr. Spinner such additional amounts as are necessary for him to realize the full value of such benefits as if such excise tax did not apply.

        The severance agreements that we had entered into with our Named Executive Officers (other than Mr. Spinner and Mr. Beaudry) as of July 31, 2010 require us to pay to the Named Executive Officer, if he is terminated by us without Cause or he terminates his employment for Good Reason, his base salary and medical benefits in effect as of the date of termination or resignation for one year following the effective date of the termination or resignation, subject to applicable withholding and deductions. These severance agreements also include confidentiality, non-competition and intellectual property assignment provisions.

        During our 2010 fiscal year, we entered into change in control agreements with certain of our executive officers, including Mr. Shamber, Mr. Koch, Mr. Luttecke and Mr. Stern. This agreement replaced the change in control provisions of the existing severance agreements to which these executive officers are a party. The change in control agreement provides the executive officers who are a party to the agreement, including Mr. Shamber, Mr. Koch, Mr. Luttecke and Mr. Stern, with substantially the same benefits as Mr. Spinner in the event of a Change in Control, which benefits are described in more detail above, except that the multiple of base salary to which each executive would be entitled upon termination without Cause or resignation for Good Reason within one year following a Change in Control varies and Messrs. Koch, Luttecke and Stern will not be entitled to have his payments increased by an amount necessary for him to realize the full value of his benefits if any of the benefits are subject to the excise tax imposed under Section 4999 of the Code. The multiple of base salary to which Messrs. Shamber, Koch, Luttecke and Stern would be entitled to receive under the agreement is 2.99 times, 1.5 times, 1.5 times and 1.5 times, respectively.

        We entered into a separation agreement with Mr. Beaudry in February 2010 and with Mr. Koch in September 2010, subsequent to the end of our 2010 fiscal year. The severance and other termination payments paid and payable in connection with these agreements, which supercede any previous severance or change-in-control agreements as described above, are described in more detail below in the section titled "Potential Payments Upon Termination or Change-in-Control."

        For purposes of the severance agreements (including Mr. Spinner's severance agreement) and change in control agreements described above, the terms "Cause", "Good Reason" and Change in Control shall have the meanings set forth below.

        "Cause" means (1) conviction of the Named Executive Officer under applicable law of any felony or any misdemeanor involving moral turpitude, (2) unauthorized acts intended to result in the Named Executive Officer's personal enrichment at the material expense of the Company or its reputation, or (3) any violation of the Named Executive Officer's duties or responsibilities to the Company which constitutes willful misconduct or dereliction of duty, or material breach of the confidentiality and non-competition restrictions described below.

        "Good Reason" means, without the Named Executive Officer's express written consent, the occurrence of any one or more of the following: (1) the assignment of the Named Executive Officer to duties materially adversely inconsistent with his current duties, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Named Executive Officer; (2) a material reduction in the Named Executive Officer's title, executive authority or reporting status; (3) a relocation more than fifty (50) miles from the Company's Providence, Rhode Island offices; (4) a reduction by the Company in the Named Executive Officer's base salary, or the failure of the Company to pay or cause to be paid any compensation or benefits under the severance or change in control agreement when due or under the terms of any plan established by the Company, and failure to restore such base salary or make such payments within five (5) days of receipt of notice from the Named Executive Officer; (5) failure to include the Named Executive Officer in any new employee benefit plans proposed by the Company or a material reduction in the Named Executive Officer's level of participation in any existing plans of any type; provided that a Company-wide reduction or elimination of such plans shall not give rise to a "Good Reason" termination; or (6) the failure of the Company to obtain a satisfactory agreement from any successor to the Company with respect to the ownership of substantially all the stock or assets of the Company to assume and agree to perform the severance agreement or change in control agreement, as the case may be.

        "Change in Control" means the happening of any of the following:

  •
  any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company's then outstanding securities;

  •
  approval by the stockholders of the Company of a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the effective date of such merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 60% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

  •
  the purchase of 30% or more of the Company's stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its affiliates, or any employee benefit plan of the Company or any of its affiliates.

        The following table describes the potential payments as of July 31, 2010 upon termination of the Named Executive Officers who are still employed by the company as of the date hereof. This table excludes potential payments related to our Deferral Plans, which are described in more detail in the section titled "Nonqualified Deferred Compensation—Fiscal 2010".

Payments Upon Termination	Employee Resignation for Good Reason		Termination Without Cause		Termination Without Cause, or Employee Resignation for Good Reason and Change in Control		Termination as a result of Death or Disability		Termination for Cause or Resignation for Other Than Good Reason
Steven L. Spinner
Cash Severance Pay	$775,000	(1)	$775,000	(1)	$2,749,390	(2)	$—		$—
Medical Benefits	9,550	(3)	9,550	(3)	28,651	(3)	—		—
Unvested ESOP	—		—		8,689	(4)	—		—
Excise Tax Gross-Up	—		—		1,088,225	(5)	—		—
Acceleration of Stock Options	—		126,971	(6)	438,960	(6)	—		—
Acceleration of Stock Awards	—		577,635	(6)	2,006,969	(6)	2,006,969	(7)	—

Total	784,550		1,489,156		6,320,884		2,006,969		—
Mark E. Shamber
Cash Severance Pay	$350,000	(1)	$350,000	(1)	$1,125,408	(8)	$—		$—
Medical Benefits	7,486	(3)	7,486	(3)	22,457	(3)	—		—
Unvested ESOP	—		—		—	(9)	—		—
Excise Tax Gross-Up					487,522	(10)	—		—
Acceleration of Stock Options	—		50,901	(6)	166,697	(6)	—		—
Acceleration of Stock Awards	—		316,885	(6)	872,899	(6)	872,899	(7)	—

Total	357,486		725,272		2,674,983		872,899		—
Kurt Luttecke
Cash Severance Pay	$295,000	(1)	$295,000	(1)	$497,513	(11)	$—		$—
Medical Benefits	9,550	(3)	9,550	(3)	28,651	(3)	—		—
Unvested ESOP	—		—		18,930	(4)	—		—
Acceleration of Stock Options	—		42,519	(6)	139,745	(6)	—		—
Acceleration of Stock Awards	—		212,313	(6)	677,231	(6)	677,231	(7)	—

Total	304,550		559,382		1,362,070		677,231		—
John Stern
Cash Severance Pay	$288,400	(1)	$288,400	(1)	$513,828	(11)	$—		$—
Medical Benefits	9,550	(3)	9,550	(3)	28,651	(3)	—		—
Unvested ESOP	—		—		14,871	(4)	—		—
Acceleration of Stock Options	—		38,756	(6)	131,718	(6)	—		—
Acceleration of Stock Awards	—		196,621	(6)	644,816	(6)	644,816	(7)	—

Total	297,950		533,327		1,333,884		644,816		—

(1)
Amount represents continuation of the Named Executive Officer's base salary for one year following the assumed date of termination, but does not include any earned but unpaid cash incentive payment as of that date.

(2)
Amount represents the sum of (i) three times Mr. Spinner's base salary; and (ii) the average of Mr. Spinner's cash incentive payments paid in up to the three years prior to the year in which his employment was assumed terminated, but does not include any bonus earned but not paid as of the assumed termination date.

(3)
Amount represents the value of continuing medical benefits for the Named Executive Officer and his dependents for a period of twelve months following a termination by the Company without Cause or a resignation by the Named Executive Officer for Good Reason, or in the case of termination by the Company without Cause or his resignation for Good Reason in either event within one year following a Change in Control, continuation of those benefits for 36 months following the termination date.

(4)
Amount represents the value of the Named Executive Officer's ESOP account balance as of July 31, 2010, which would become 100% vested as of the termination date.

(5)
The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in Mr. Spinner's compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of July 2010 of 0.73% for semi-annual compounding for acceleration periods of less than 36 months and 2.81% for semi-annual compounding for acceleration periods of more than 36 months. AFR is applicable in determining the value of accelerating vesting of stock options and restricted share units in computing these excise taxes. We have further assumed that the accelerated equity awards would be paid in cash.

(6)
Amount represents the intrinsic value of each unvested stock option, share of restricted stock or restricted stock unit outstanding on July 31, 2010, and which vests on an accelerated basis following the relevant termination event. These amounts are calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which $33.73 (the closing price of our common stock on July 30, 2010, the last business day prior to the end of our 2010 fiscal year) exceeds any exercise price payable per award, if any.

(7)
Amount represents the intrinsic value of each unvested restricted stock award or restricted stock unit outstanding on July 31, 2010, which vests on an accelerated basis following the death or disability (as defined in the 2004 Plan) of the Named Executive Officer. These amounts are calculated by multiplying (i) the aggregate number of equity awards which vest on such an accelerated basis by (ii) the amount by which $33.73 (the closing price of our common stock on July 30, 2010, the last business day prior to the end of our 2010 fiscal year) exceeds any exercise price payable per award, if any.

(8)
Amount represents the sum of (i) 2.99 times the Named Executive Officer's base salary at the assumed termination date; and (ii) the average of the Named Executive Officer's cash incentive payments paid in up to the three years prior to the year in which his employment was assumed terminated, but does not include any bonus earned but not paid as of the assumed termination date.

(9)
The Named Executive Officer is already fully vested in his or her ESOP account balance as of July 31, 2010, therefore no incremental benefit would be realized as a result of a change in control.

(10)
The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in Mr. Shamber's compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Rhode Island effective tax rate of 6.5% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of July 2010 of 0.73% for semi-annual compounding for acceleration periods of less than 36 months and 2.81% for semi-annual compounding for acceleration periods of more than 36 months. AFR is applicable in determining the value of accelerating vesting of stock options and restricted share units in computing these excise taxes. We have further assumed that the accelerated equity awards would be paid in cash.

(11)
Amount represents the sum of (i) 1.5 times the Named Executive Officer's base salary at the assumed termination date; and (ii) the average of the Officer's cash incentive payments paid in up to the three years prior to the year in which his employment was assumed terminated, but does not include any bonus earned but not paid as of the assumed termination date.

        The following table describes the actual payments that Mr. Beaudry and Mr. Koch have been paid or are entitled to receive as a result of their termination during, and subsequent to, the 2010 fiscal year, respectively. This table excludes potential payments related to our Deferral Plans, which are described in more detail in the section titled "Nonqualified Deferred Compensation—Fiscal 2010".

Payments Upon Termination
Carl Koch III
Cash Severance Pay	$255,000	(1)
Medical Benefits	9,550	(1)
Unvested ESOP	—
Acceleration of Stock Options	—
Acceleration of Stock Awards	—

Total	264,550
Michael Beaudry
Cash Severance Pay	$360,294	(2)
Medical Benefits	9,550	(2)
Unvested ESOP	—
Acceleration of Stock Options	—
Acceleration of Stock Awards	—

Total	369,844

(1)
Amounts represent the estimated value of the continuation of Mr. Koch's annual salary and medical benefits for the 12-month period following his termination of employment, which was effective September 17, 2010. Mr. Koch will receive 75% of all accrued and unpaid salary payments six months and one day after his separation date, and the remaining 25% as equal bi-weekly payments to end on September 16, 2011, or when the entire remaining 25% is fully paid, which ever comes first. Such payments are contingent upon Mr. Koch's continued compliance with certain non-competition and non-solicitation obligations.

(2)
Amounts represent the estimated value of the continuation of Mr. Beaudry's annual salary and medical benefits for the 12-month period following his termination of employment, which was effective February 26, 2010. Mr. Beaudry received 75% of all accrued and unpaid salary payments following six months and one day after his separation date, and the remaining 25% will be paid on or after February 26, 2011, the one year anniversary of his separation date. Such payments are contingent upon Mr. Beaudry's continued compliance with certain non-competition and non-solicitation obligations.

Equity Compensation Plan Information

        Vesting requirements for equity compensation awards made under the 2004 Plan and the 2002 Stock Incentive Plan are at the discretion of our Board of Directors and are typically four years with graded vesting for employees and two years with graded vesting for non-employee directors. The maximum term of all incentive stock options granted under the 2002 Stock Incentive Plan, and non-statutory stock options granted under the 2002 Stock Incentive Plan, is ten years from the date of grant. We typically issue new shares of common stock to satisfy equity award transactions, however during fiscal 2010 we did issue shares from treasury for certain transactions; shares that were covered by forfeited awards are returned to the pool of shares available for granting within that plan.

2004 Equity Incentive Plan

        The 2004 Plan was originally adopted by the Board of Directors in October 2004 and approved by stockholders in December 2004. An amendment to the 2004 Plan was approved by the Board of Directors in October 2008 and approved by stockholders at the annual meeting in December 2008 to increase the number of shares of common stock authorized for issuance from 1,000,000 shares to 2,500,000 shares. As of October 15, 2010, 1,648,478 shares of restricted common stock, restricted stock units and performance share units have been granted, with 1,047,177 shares available for future awards, net of forfeited shares. In addition, as described below in PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2004 EQUITY INCENTIVE PLAN, we are seeking the approval of our stockholders to amend and restate the 2004 Plan primarily to also allow the grant of stock options.

2002 Stock Incentive Plan

        The 2002 Stock Incentive Plan was originally adopted by the Board of Directors in October 2002 and approved by stockholders in December 2002. Under the 2002 Stock Incentive Plan, 2,800,000 shares of common stock were authorized for issuance. As of October 15, 2010, options for the purchase of 3,486,926 shares of common stock have been granted, with 81,012 shares available for future awards, net of cancellations.

Employee Stock Ownership Plan

        The ESOP was adopted by the Board of Directors and approved by stockholders in November 1988. This plan enabled us to acquire shares of our outstanding common stock for the benefit of eligible employees. We established the Employee Stock Ownership Trust ("ESOT") to hold the acquired shares of our common stock. As discussed under "Certain Relationships and Related Transactions," we originally acquired 4,400,000 shares of our outstanding common stock from certain stockholders in exchange for a promissory note, for which we guarantee payment. As this promissory note is repaid, the shares of common stock held by the ESOT are released in proportion to the amount of principal and interest paid on the promissory note. These released shares are allocated among the accounts of eligible employees. The shares of common stock in an employee's account generally vest after five years of qualified employment or upon death or disability.

        As of July 31, 2010, approximately 3,692,000 shares of common stock have been allocated or released for allocation to employees.

Equity Compensation Plan Table

        The following table provides certain information with respect to equity awards under the Company's 2004 Equity Incentive Plan, 2002 Stock Incentive Plan and 1996 Stock Option Plan as of July 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)

Plans approved by stockholders	1,554,732	$27.70	1,516,148

Plans not approved by stockholders	—	—	—

Total	1,554,732	$27.70	1,516,148

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Ms. Graham and Messrs. Cianciolo, Heffernan and Roy. All members of the Compensation Committee are independent within the meaning of the NASDAQ listing standards and no member is an employee or former employee of the Company. During fiscal year 2010, no member of the Compensation Committee had any relationship requiring disclosure under "Certain Relationships and Related Party Transactions" below. None of our executive officers served during fiscal year 2010 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee. None of our executive officers served during fiscal year 2010 as a director of any other entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

        We review all relationships and transactions in which the Company and our directors, nominees for director, executive officers, greater than 5% beneficial owners or any of their immediate family members are participants (or any entity in which they have an interest is a participant), in order to determine whether such persons have a direct or indirect material interest in the relationships or transactions. Our legal department, in conjunction with the corporate finance department and outside legal counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from these "related persons" regarding such transactions and relationships and for determining, based on the facts and circumstances and SEC regulations, whether the Company or a related person has a direct or indirect material interest in the transaction. The Nominating and Governance Committee also reviews this information. Our policies and procedures for the review, approval or ratification of transactions that are required by SEC rules to be reported under "Transactions with Related Persons" are not in writing, rather, they fall under the general responsibilities of our corporate finance department and Nominating and Governance Committee. The Company requires that any related party transactions must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, transactions between us and any related person in which the amount involved exceeds $120,000 and a related person has a direct or indirect material interest are disclosed in our proxy statement.

        Each of our executive officers, directors, nominees for director and greater than 5% beneficial owners is required to complete and deliver to us an annual questionnaire that includes, among other things, a request for information relating to any transactions in which both the executive officer, director, nominee, beneficial owner or any of their respective immediate family members, on the one hand, and the Company, on the other hand, participates, and in which the executive officer, director, nominee, beneficial owner or immediate family member, has a material interest. We review the responses to these questionnaires as part of our process for determining whether disclosure is required to be made under the SEC's related person disclosure rules.

Transactions with Related Persons

        In connection with the establishment of the ESOP in November 1988, certain stockholders, including a former executive officer who does not own in excess of 5% of our common stock, contributed an aggregate of 4,400,000 shares of our common stock to the ESOT in exchange for a note (the "ESOT Note") from the ESOT in the original amount of $4,080,000. We guarantee payment by the ESOT of the ESOT Note. The ESOT Note was payable in equal monthly installments of principal and interest from December 1988 to January 2015. Due to a modification of the Note during fiscal 2010, the current interest rate charged on the ESOT Note is 1.33% per annum at July 31, 2010. The ESOT paid principal and interest of $16,320 and $4,136, respectively, on the ESOT note to Daniel V. Atwood during fiscal 2010. The amount outstanding under the ESOT Note as of July 31, 2010 was $713,400, of which, the amount owed to Mr. Atwood was $71,340. The largest amount of indebtedness outstanding under the ESOT Note to Mr. Atwood during fiscal 2009 was $87,660. Mr. Atwood was a Named Executive Officer as of August 1, 2009, but terminated his employment with the Company during fiscal 2010.

        One of our non-employee directors, Ms. Graham, has been the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota since October 1999. Mississippi Market Natural Foods Cooperative is a customer of the Company that purchased approximately $5 million of products from us during fiscal 2010. Terms provided to this customer are the same as other customers with similar volumes and purchasing patterns.

Audit Committee Report

        The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined by NASDAQ listing standards and Section 10A of the Exchange Act and SEC rules thereunder, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the Audit Committee's current charter can be found in the Investors section of our website, www.unfi.com. The Board has made a determination that the Audit Committee has at least one member, Mr. Simone, the Chair of the Audit Committee, who qualifies as an "audit committee financial expert" within the meaning of SEC regulations, and that he has accounting and related financial management expertise in accordance with NASDAQ listing standards. All committee members are financially literate.

        The Audit Committee has prepared the following report on its activities with respect to the audited consolidated financial statements for the fiscal year ended July 31, 2010 (for purposes of this report, the "audited financial statements"). The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference in the specified filing.

        As part of its specific duties, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors; reviews the financial information issued to stockholders and others, including a discussion of the quality, and not only the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors our systems of internal control and the audit process. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Management also is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our own system of internal control. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent integrated audit of the consolidated financial statements and the effectiveness of internal control over financial reporting and expressing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and as to whether the Company maintained effective internal control over financial reporting.

        The Audit Committee has met and held discussions with management and our independent registered public accounting firm. In our discussions, management has represented to the Audit

Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent registered public accounting firm. The Audit Committee meets with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        The Audit Committee held nine formal meetings in fiscal 2010. These meetings included quarterly pre-earnings release telephone conference calls. The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed in accordance with auditing standards.

        The Company's independent registered public accounting firm has also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the Audit Committee has considered and discussed with KPMG LLP the firm's independence and the compatibility of any non-audit services provided by the firm with its independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended July 31, 2010, for filing with the SEC. The Board has approved this recommendation.

Thomas Simone, Chair Gordon D. Barker Mary E. Burton Joseph M. Cianciolo

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of our Audit Committee, has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2011, subject to ratification by stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the matter.

        Representatives of KPMG LLP, which served as our independent registered public accounting firm for the fiscal year ended July 31, 2010, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

        The Board of Directors believes that the ratification of the selection of KPMG LLP is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR such ratification.

Fees Paid to KPMG LLP

        In addition to retaining KPMG LLP to audit our financial statements for the fiscal year ended July 31, 2010, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees	$961,400	$947,650
Audit-Related Fees	77,000	59,900
Tax Fees	81,000	0
All Other Fees	35,000	0

        Audit Fees consists of fees billed for professional services rendered in connection with the audit of our annual financial statements, including fees related to KPMG LLP's assessment of internal control over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Fees for audit services in fiscal 2010 include fees billed for professional services related to review of responses to our SEC comment letter as well as our filing Forms S-3 and S-8 during the fiscal year.

        Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions. In fiscal 2009, there were no tax services provided by KPMG LLP.

        All Other Fees consists of fees for services other than the services reported above. In fiscal 2010, the Company utilized KPMG LLP for certain due diligence manners related to our purchase of certain assets from SunOpta, Inc. In fiscal 2009, no services other than those discussed above were provided by KPMG LLP.

        The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP's provision of non-audit services did not compromise its independence as our independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        In accordance with its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the fiscal year ended July 31, 2010, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

 PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S
2004 EQUITY INCENTIVE PLAN

        At the annual meeting, our stockholders will be asked to approve the amendment and restatement of the 2004 Plan, the primary purpose of which is to add stock options as an award option under the 2004 Plan.

Amendment and Restatement of the 2004 Plan

        Our Board of Directors believes that amending and restating the 2004 Plan for the principal of purpose of adding stock options as an award option under the 2004 Plan is necessary to allow us to continue to grant stock options to our employees, directors and consultants as at October 18, 2010, we only had 81,012 shares remaining to be awarded under our 2002 Plan, our only currently effective equity incentive plan that authorizes the issuance of stock options. Rather than amending the 2002 to reserve additional shares for issuance under that plan, our Board of Directors determined it was in the best interests of us and our shareholders to not seek shareholder approval for the additional dilution that would accompany such an amendment, but rather to add stock options as a permissible award type under the 2004 Plan.

        The Board of Directors unanimously adopted the amendment and restatement of the 2004 Plan described above on November 1, 2010, subject to approval by the stockholders at the annual meeting.

Summary of the 2004 Plan

        The following summary of the 2004 Plan (as it is proposed to be amended and restated) is qualified in its entirety by the specific language of the 2004 Plan, which is included in this proxy statement as Appendix A.

Purpose

        The 2004 Plan is intended to enable employees, officers and directors of, and consultants and advisors to, us and our subsidiaries to acquire or increase an ownership stake in the company, and thus to share in the future success of our business. Accordingly, the 2004 Plan is intended as a means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between participants and stockholders. The Board of Directors believes that these awards continue to be consistent with current market practices and that the 2004 Plan promotes profitability and growth through long-term incentives that are consistent with our goals and that link the interests of participants to those of our stockholders.

Total Number of Shares Available

        Originally 1,000,000 shares of our common stock were reserved for issuance under the 2004 Plan. On December 12, 2008, our shareholders approved an amendment to the 2004 Plan to increase the number of shares reserved for issuance under the 2004 Plan to 2,500,000 shares. As of October 18, 2010, 1,054,267 of these 2,500,000 shares remained available for future grants under the 2004 Plan. The number of shares available for award under the 2004 Plan is subject to adjustment to prevent the dilution or enlargement of rights as described below under "Adjustments." The market value of the shares of common stock reserved for issuance under the 2004 Plan, as of October 18, 2010 was approximately $38.5 million.

Administration of the 2004 Plan

        The 2004 Plan is administered by the Compensation Committee of our Board of Directors, which consists only of members of the Board of Directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. In administering the 2004 Plan, the Compensation Committee determines which persons will be granted awards, the number and types of awards to be granted, and the terms and conditions of such awards. All questions of interpretation and administration of the 2004 Plan are resolved by the Compensation Committee. Within certain limits, the Compensation Committee may delegate any of its authority and responsibility to executive officers, except that an executive officer may not grant awards to himself or to an individual who is subject to the reporting requirements of Section 16(b) of the Exchange Act, or awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and may not exercise certain non-ministerial actions with respect to such individuals or awards.

Eligibility

        The persons eligible to receive awards under the 2004 Plan include employees, officers and directors of, and consultants and advisers to, us or our subsidiaries. As of October 18, 2010, approximately 110 employees, seven non-employee directors, and an indeterminate number of consultants were eligible to receive awards under the 2004 Plan.

Term of the Plan

        The 2004 Plan became effective on December 1, 2004, and on December 12, 2008, an amendment to the 2004 Plan to increase the number of shares reserved for issuance under the 2004 Plan was approved by our stockholders. The proposed amendment and restatement of the 2004 Plan will become effective when approved by the stockholders. The Board of Directors may at any time terminate the 2004 Plan pursuant to the terms of the 2004 Plan, but no termination will adversely affect any right acquired before the date of such termination. Unless terminated sooner by action of the Board of Directors, the 2004 Plan will terminate upon the close of business on the first business day after December 1, 2014.

Terms and Types of Awards

        The Compensation Committee has the authority to grant the following types of awards to employees and other participants under the 2004 Plan:

        (a)    Restricted Shares.    Restricted Shares are shares of our common stock that are subject to a risk of forfeiture or other restrictions that lapse when one or more objectives or conditions, as determined by the Compensation Committee, are achieved. Restricted Shares have the following rights and limitations, among others:

      •
      Rights.    Holders of Restricted Shares beneficially own their Restricted Shares, meaning that they have the right to receive dividends and the right to vote with respect to their Restricted Shares. Dividends on Restricted Shares that are paid in shares of common stock are subject to the same restrictions as those applied to the Restricted Shares. Restricted Shares and any dividends received in the form of additional Restricted Shares are held in escrow until the restrictions are lifted.

      •
      Transfer Restrictions.    In general, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and generally must be returned to us upon the termination of a participant's employment or service on our Board of Directors for reasons other than a Change in Control (as defined in the Plan) or the participant's death or disability prior to vesting. However, the Committee has the discretion to change these default rules in any particular award agreement.

      •
      Vesting.    Restrictions lapse upon satisfaction of objectives or conditions determined by the Compensation Committee.

        (b)    Bonus Shares.    Bonus Shares are shares of our common stock that are granted to recognize outstanding job performance.

        (c)    Performance Shares.    Performances Shares are shares of our common stock that are earned by satisfying specified performance measures over a pre-determined performance period, as determined by the Compensation Committee. Employees who qualify as "covered employees" under Section 162(m) of the Code may not receive more than 50,000 Performance Shares during any fiscal year. Performance Shares have the following rights and limitations, among others:

      •
      Rights.    Holders of Performance Shares beneficially own their Performance Shares, meaning that they have the right to receive dividends and the right to vote with respect to their Performance Shares. Dividends on Performance Shares that are paid in shares of common stock are subject to the same restrictions as those applied to the Performance Shares. Performance Shares and any dividends received in the form of additional Performance Shares are held in escrow until the restrictions are lifted.

      •
      Transfer Restrictions.    In general, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, and generally must be returned to us upon termination of participant's employment or service on our Board of Directors for reasons other than a Change in Control (as defined in the Plan) or the participant's death or disability) prior to vesting. However, the Committee has the discretion to change these default rules in any particular award agreement.

      •
      Vesting.    Restrictions lapse upon the attainment of performance criteria determined by the Compensation Committee using one or more of the pre-established performance measures.

        (d)    Restricted Units and Performance Units.    These are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or shares of our common stock (as determined by the Compensation Committee) of an amount equal to all or a portion of the value of a unit determined by the Compensation Committee when one or more performance or other objectives, as determined by the Compensation Committee, are achieved. An employee who is a "covered employee" under Section 162(m) of the Code may not receive Performance Unit awards valued at more than $2,000,000 for any fiscal year.

        (e)    Stock Appreciation Rights (SARs).    SARs constitute rights to receive cash based on appreciation in value of our common stock over a specified period. The Compensation Committee may grant SARs that, on exercise, entitle the grantee to receive a cash amount equal to the excess (if any) of (i) the fair market value of a share of our common stock on the date of exercise over (ii) the fair market value of a share of our common stock on the date of grant, multiplied by the number of shares with respect to which the SAR is exercised. Employees who qualify as "covered employees" under Section 162(m) of the Code may not receive SARs with respect to more than 50,000 shares during any fiscal year.

        (f)    Stock Options.    The Compensation Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Compensation Committee may specify the terms of such grants subject to the terms of the 2004 Plan. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment or service on our Board of Directors generally are fixed by the Compensation Committee, except that no option may have a term exceeding 10 years. Incentive stock options that are granted to holders of more than 10% of voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

        A stock option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options shall be exercised by written notice of intent to exercise the stock option and payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

        Payment of the option price must be made (i) in cash or cash equivalents, (ii) at the discretion of the Compensation Committee, by transfer, either actually or by attestation, to us of unencumbered shares previously acquired by the participant valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Compensation Committee, (iii) by a combination of such cash (or cash equivalents) and such shares, or (iv) at the discretion of the Compensation Committee and subject to applicable securities laws, by (A) delivering a notice of exercise of the option and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes or (B) withholding shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Until the optionee has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares.

Performance Criteria

        The Compensation Committee, at the time that an award is granted, may establish specific performance targets for the vesting of Performance Shares or to measure the value of Performance Units. The objective performance targets established by the Compensation Committee will be based on one or more of the following criteria:

  •
  increase in net sales;

  •
  pretax income before allocation of corporate overhead and/or bonus;

  •
  gross profits;

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  earnings before interest and taxes;

  •
  earnings per share;

  •
  net income;

  •
  return on stockholders' equity;

  •
  return on assets;

  •
  meeting or reducing budgeted expenditures;

  •
  attainment of division, group or corporate financial goals;

  •
  reduction in costs;

  •
  appreciation in or maintenance of the price of our common stock or any other of our publicly-traded securities;

  •
  comparisons with various stock market indices;

  •
  comparisons with performance metrics of peer companies;

  •
  increase in market share; or

  •
  economic value-added models.

        The performance period with respect to any Performance Share or Performance Unit will be measured over a period no longer than three consecutive years.

Change in Control

        Except as otherwise provided in an applicable award agreement, all restrictions imposed on a grantee's award including, but not limited to, any remaining vesting period with respect to an Option will lapse if or be accelerated, as applicable, within twelve months after we obtain actual knowledge that a Change in Control (as defined in the 2004 Plan) has occurred, the grantee's service on our board or employment with us or any of our subsidiaries ceases for any reason.

Death or Disability

        Except as otherwise provided in an applicable award agreement, all restrictions imposed on a grantee's award including, but not limited to, any remaining vesting period with respect to an Option, will lapse or be accelerated, as applicable, upon the date of the grantee's death or the date on which the Compensation Committee determines the grantee is disabled within the meaning of Section 22(e)(3) of the Code.

Termination, Suspension or Modification of the 2004 Plan

        The Board of Directors may terminate, suspend, or modify the 2004 Plan at any time. However the Board of Directors may not, without approval by the affirmative vote of the stockholders present at a meeting, make any material revisions to the 2004 Plan (other than adjustments for changes in capitalization as described below), including: (a) a material increase in the aggregate number of shares of common stock for which awards may be granted; (b) an expansion of the types of awards available under the 2004 Plan; (c) a material expansion of the class of persons eligible for an award; or (d) an extension of the maximum duration of the 2004 Plan. No termination, suspension or modification of the 2004 Plan will adversely affect any right acquired by any participant under the terms of any award granted before the date of such termination, suspension or modification, unless the participant expressly consents, subject to the Compensation Committee's authority to adjust awards upon certain events as described immediately below.

Adjustments

        The Board of Directors shall make, in accordance with the terms of the 2004 Plan, equitable and proportionate adjustments to the number of shares of our common stock available for the grant of awards and the terms of outstanding awards to prevent dilution or enlargement of rights including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations, and the like.

Effects of Merger or Other Reorganization

        Except as otherwise provided in an applicable award agreement, if we are the surviving corporation in a merger or other reorganization, outstanding awards granted under the 2004 Plan will extend to our stock and securities after such event to the same extent as shares of our common stock held by a person who, immediately before such event, held the number of shares of our common stock corresponding to the number of shares covered by the award.

Prohibition on Repricing

        Notwithstanding any other provision of the 2004 Plan, the Compensation Committee may not "reprice" any option, SAR or other award granted under the 2004 Plan if such repricing would have the effect of decreasing the deemed fair market value of a share related to a SAR on the date of grant or exercise price for an option or other similar effect. For this purpose, a "repricing" would include a tandem cancellation and regrant or any other amendment or actions that would have substantially the same effect.

New Plan Benefits

        Any future awards granted to eligible participants under the 2004 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Federal Income Tax Considerations

        The following discussion of the federal income tax consequences associated with awards under the 2004 Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain employment, state and local taxes which are not described below. Tax consequences in other countries may vary.

Restricted Shares and Performance Shares

        We will receive a deduction and the participant will recognize taxable income equal to the fair market value of the Restricted Share or Performance Share at the time the restrictions on the shares of our common stock awarded lapse or the shares of common stock become transferable (minus the participant's purchase price, if any), unless the participant elects within 30 days after receipt of the Restricted Share or Performance Share to pay such tax earlier, in which case both our deduction and the participant's inclusion in income occur on the award date. When a participant sells shares of common stock received after the restrictions lapse, the participant will recognize capital gain or loss equal to the difference between the amount, if any, the participant paid for the shares (plus any additional amount the participant recognized as ordinary income when the shares vested) and the fair market value of the shares on the date of the sale.

Bonus Shares

        The value of the shares of our common stock awarded to a participant as Bonus Shares (minus the participant's purchase price, if any) will be taxable as ordinary income to such participant in the year received, and we will be entitled to a corresponding tax deduction. The participant will recognize capital gain or loss equal to the difference between the amount, if any, that the participant paid for the shares of common stock (plus any additional amount the participant recognized as ordinary income when the shares vested) and the fair market value of the shares on the date of the sale.

Restricted Units and Performance Units

        A participant who has been granted a Restricted Unit or Performance Unit will not recognize taxable income at the time of grant, and we will not be entitled to a corresponding deduction. Generally, the participant will have compensation income at the time of distribution equal to the amount of cash received (or, if applicable, the fair market value of shares of our common stock received), and we will be entitled to a corresponding deduction.

SARs

        No income will be recognized by the participant at the time a SAR is awarded, and no deduction will be available to us at that time. When the SAR is exercised, ordinary income will be recognized in the amount of the cash received by the participant, and we will be entitled to a deduction of equivalent value.

Stock Options

        Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

        If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

        We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Vote Required for Approval

        The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve the amendment and restatement of the 2004 Plan.

Recommendation of the Board of Directors

        We believe strongly that the approval of the amendment and restatement of the 2004 Plan is essential to our continued success. Our employees are one of our most valuable assets. The awards provided under the 2004 Plan including, if approved, stock options are vital to our ability to attract and retain outstanding and highly skilled individuals, and are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, the stockholders are being asked to approve the amendment and restatement of the 2004 Plan.

        The Board of Directors believes that the approval of the amendment and restatement of the 2004 Plan to add stock options as an award option under the 2004 Plan is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR this Proposal.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the fiscal year ended July 31, 2010, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except for the following:

  •
  Daniel Atwood, Michael Beaudry, Thomas Dziki, Carl Koch, Kurt Luttecke, Mark Shamber, Steven Spinner, John Stern, Michael Funk, Gordon Barker, Joseph Cianciolo, Gail Graham, James Heffernan, Peter Roy and Thomas Simone failed to timely file a Form 4 related to a vesting of restricted stock units, and where applicable, concurrent withholding of shares to cover the related tax obligations in September 2009.

Stockholder Proposals for the Fiscal 2011 Annual Meeting of Stockholders

        Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the fiscal 2011 Annual Meeting of Stockholders must be submitted to our corporate secretary, Joseph J. Traficanti, at 313 Iron Horse Way, Providence, Rhode Island 02908, no later than the close of business on July 8, 2011. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

        If a stockholder wishes to present a proposal before the fiscal 2011 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 60 days nor more than 90 days prior to the fiscal 2011 Annual Meeting of Stockholders, provided that in the event that less than 70 days' notice or prior public disclosure of the date of the fiscal 2011 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The stockholder's submission must include certain specified information concerning the proposal and the stockholder, including such stockholder's ownership of our common stock. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal.

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON OR BY MEANS OF THE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. PROMPT RESPONSES WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE ALREADY VOTED VIA THE INTERNET, BY TELEPHONE, OR BY RETURNING THEIR PROXY CARD.

By Order of the Board of Directors,

Michael S. Funk, Chair of the Board

November 5, 2010

 APPENDIX A

UNITED NATURAL FOODS, INC.
AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

1.     PURPOSE

        The United Natural Foods, Inc. Amended and Restated 2004 Equity Incentive Plan (the "Plan") is designed to enable employees, officers and directors of, and consultants and advisers to, United Natural Foods, Inc. (the "Company") and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between management and stockholders. The Board of Directors believes that the Awards granted under the Plan will be in the Company's interest because the personnel eligible to receive Awards under the Plan will be those who are in positions to make important and direct contributions to the success of the Company.

2.     DEFINITIONS

        In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

  (a)
  "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

  (b)
  "Agreement" means the written agreement entered into by the Grantee and the Company evidencing the grant of an Award.

  (c)
  "Applicable Law" means the requirements relating to the administration of equity incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted.

  (d)
  "Award" means a Restricted Share, Restricted Unit, Option, Bonus Share, Performance Share, Performance Unit or Stock Appreciation Right.

  (e)
  "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death without the consent of the previously designated Beneficiary.

  (f)
  "Board of Directors" or "Board" means the Board of Directors of the Company.

  (g)
  "Bonus Share" means a Share granted pursuant to Section 8.

  (h)
  "Change in Control" means the first to occur of the following events:

  (1)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept;

  (2)
  three or more directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board, are elected within any single 24-month period to serve on the Board; or

  (3)
  approval by stockholders of the Company of:

  (i)
  a merger, consolidation or reorganization involving the Company, unless:

  (A)
  the stockholders of the Company, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

  (B)
  (B) individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the surviving corporation immediately following such merger, consolidation or reorganization; and

  (C)
  no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of securities representing 25% or more of the combined voting power of the Company's then-outstanding securities) has beneficial ownership of securities immediately following such merger, consolidation or reorganization representing 25% or more of the combined voting power of the surviving corporation's then outstanding voting securities;

  (ii)
  a complete liquidation or dissolution of the Company; or

  (iii)
  an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

  (i)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (j)
  "Committee" means, except as otherwise determined by the Board in its discretion, a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of

    (i) Rule 16b-3 under the Exchange Act or any successor rule of similar import and (ii) Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import).

  (k)
  "Covered Executive" means an individual who is determined by the Committee to be reasonably likely to be a "covered employee" under Section 162(m) of the Code, and to receive compensation that would exceed the deductibility limits under Section 162(m) as of the end of the Company's taxable year for which an Award to the individual will be deductible.

  (l)
  "Effective Date" means December 1, 2004.

  (m)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

  (n)
  "Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the closing price at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee's determination) as reported for such date by National Association of Securities Dealers Automated Quotations System (or if Shares are not traded on such date, on the next preceding day on which Shares are traded).

  (o)
  "Grantee" means a person to whom an Award has been granted under the Plan.

  (p)
  "Incentive Stock Option" means an option to purchase Shares from the Company that is granted under Section 13 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  (q)
  "Incumbent Board" means those persons who either (i) have been members of the Board since the Effective Date or (ii) are new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three-fourths of the members of the Board then in office who either were directors described in clause (i) hereof or whose election or nomination for election was previously so approved, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition. For purposes of this Section 2(o), "director" means a person who is a member of the Board.

  (r)
  "Insider" means an individual who is subject to reporting requirements of Section 16(a) of the Exchange Act on the relevant date.

  (s)
  "NASDAQ Rules" means the shareholder approval rules described in Rule 5635(c) and IM-5635-1 of the Nasdaq Stock Market Marketplace Rules, any official interpretation thereof, or any successor provision.

  (t)
  "Non-Qualified Stock Option" means an option to purchase Shares from the Company that is granted under Section 13 of the Plan and is not intended to be an Incentive Stock Option.

  (u)
  "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

  (v)
  "Option Price" means the purchase price payable to purchase one Share upon the exercise of an Option.

  (w)
  "Performance Share" means an Award made pursuant to Section 9.

  (x)
  "Performance Unit" means an Award made pursuant to Section 10(b).

  (y)
  "Restricted Share" means an Award granted pursuant to Section 7.

  (z)
  "Restricted Unit" means an Award made pursuant to Section 10(a).

  (aa)
  "Restriction Period" means the period during which (i) the transfer of Restricted Shares or Performance Shares is limited in some way (based on the passage of time, achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and (ii) the Restricted Shares or Performance Shares are subject to a substantial risk of forfeiture, as provided in Section 7 or 9.

  (bb)
  "Shares" means shares of the Company's common stock, par value $0.01 per share, or any security into which such shares may be converted by reason of any event of the type referred to in Section 17 or 18.

  (cc)
  "Stock Appreciation Right" or "SAR" means a right that provides payment in accordance with Section 12.

  (dd)
  "Subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

3.     EFFECTIVE DATE AND DURATION OF THE PLAN.

  (a)
  The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this Section 3(a), any Awards granted under the plan shall be null and void and of no effect. The Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the Effective Date.

  (b)
  Awards may be granted at any time prior to the termination of the Plan pursuant to Section 21. An Award outstanding at the time the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

  (c)
  No Awards of Performance Shares and Performance Units that are intended to constitute performance-based compensation under Section 162(m) of the Code shall be made on any date to a Covered Executive, unless the requirements of Treas. Reg.ss.1.162-27(e)(4)(vi) (regarding shareholder approval of the material terms of the performance goal) have been satisfied.

4.     SHARES SUBJECT TO THE PLAN.

  (a)
  Subject to adjustment as provided in Section 17, the number of Shares initially reserved for issuance pursuant to Awards made under the Plan shall be 2,500,000 Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

  (b)
  If an Award expires or is terminated, surrendered or cancelled without having been exercised in full, or is otherwise forfeited in full or in part, then the unissued Shares that were subject to such Award and/or such surrendered, cancelled or forfeited Shares, as the case may be, shall become available for future grant under the Plan (unless the Plan has terminated).

5.     ADMINISTRATION OF THE PLAN.

  (a)
  The Plan shall be administered by the Committee.

  (b)
  The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, that the Committee may take action only upon the agreement of a majority of its members then in office. The powers of the Committee shall include plenary authority to interpret the Plan.

  (c)
  Subject to the provisions of the Plan, the Committee may determine: (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award; (iii) the type of each Award; (iv) the frequency of each Award and the date on which each Award shall be granted; (v) the term of each Award; (vi) the restrictions and other terms and conditions applicable to each grant of Awards; (vii) any performance goals applicable to Awards; and (viii) the provisions of any instruments evidencing Awards. Any Award granted to a member of the Committee shall be approved by the Board.

  (d)
  The determinations, interpretations, and other actions made or taken by the Committee under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

  (e)
  To the extent permitted by Applicable Law, the Committee may delegate to one or more executive officers of the Company the power to:

  (i)
  grant Awards to employees of the Company and Subsidiaries, provided that: (A) the Committee shall fix the terms of the Awards to be granted by such executive officers and the maximum number of shares subject to Awards that the executive officers may grant; (B) no executive officer shall be authorized to grant Awards to himself or to any Insider; and (C) an executive officer may not grant any Award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code; and

  (ii)
  exercise such other powers under the Plan as the Committee may determine, provided that the Committee may not delegate its authority with respect to: (A) non-ministerial actions with respect to Insiders; (B) non-ministerial actions with respect to Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the code; or (C) certification that any performance goals and any other material terms of Awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code have been satisfied.

To the extent any powers have been delegated to an executive officer of the Company pursuant to this Section 5(e), the references in the Plan to the Committee shall be deemed to include such executive officer.

6.     ELIGIBILITY TO RECEIVE AWARDS.

        Awards may be granted under the Plan to any employee or director of, or consultant to, the Company or of any Subsidiary, and all determinations by the Committee as to the identity of the persons to whom Awards shall be granted shall be conclusive. For purposes of this Section 6: (i) an "employee" means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or a Subsidiary; (ii) a "director" means a person, other than an employee, who is a member of the Board; and (iii) a "consultant" means a person, other than an employee, who is a natural person engaged by the Company or Subsidiary of the Company to render services to such entity, including an advisor.

7.     RESTRICTED SHARES.

        Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant or sale to a Grantee of Restricted Shares that provide a Grantee full ownership of the Shares when the restrictions established by the Committee lapse or are removed. The Committee may impose such conditions and/or restrictions on such Restricted Shares as the Committee may determine, including without limitation, time-based restrictions on vesting, restrictions based upon the achievement of specific performance goals (including but not limited to performance goals based on the criteria listed in Section 11), restrictions under applicable federal or state securities laws and/or a requirement that the Grantee pays a stipulated purchase price for each Restricted Share.

  (a)
  Restricted Share Agreement. Each Award of Restricted Shares shall be evidenced by an Agreement that shall specify the Restriction Period, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee, in its discretion, may accelerate the time at which any restrictions on Restricted Shares shall lapse or be removed.

  (b)
  Treatment of Restricted Shares. A certificate or certificates representing the number of Restricted Shares granted under an Award may be registered in the name of the Grantee. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed. Except as provided in Section 19, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Grantee's ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Grantee who has received such Award, and confirmation and account statements sent to the Grantee with respect to such book-entry Shares may bear the restrictive legend referenced in paragraph (c) of this Section 7. Such records of the Company or such agent shall, absent manifest error, be binding on all Grantees who receive Awards of Restricted Shares evidenced in such manner.

  (c)
  Removal of Restrictions. Restricted Shares covered by each Award shall be released from escrow as soon as practicable after the last day of the Restriction Period. Subject to Section 14, after the restrictions have lapsed, the Grantee shall be entitled to have any legend relating to restrictions under this Section 7 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

  (d)
  Voting Rights. During the Restriction Period, Grantees holding Restricted Shares may exercise full voting rights with respect to those Shares, unless otherwise provided in the applicable Agreement.

  (e)
  Dividends and Other Distributions. During the Restriction Period, Grantees holding Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid and shall be held by the Company as escrow agent until the restrictions on the Restricted Shares with respect to which they were paid have lapsed.

  (f)
  Right of Repurchase of Restricted Shares. The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the applicable Agreement with respect to such Shares are not satisfied prior to the end of the applicable Restriction Period.

8.     BONUS SHARES.

        Subject to the terms of the Plan, the Committee may authorize the grant of Bonus Shares in consideration for services rendered by a Grantee to the Company or a Subsidiary. Bonus Shares shall be awarded pursuant to an Agreement containing such terms and conditions as may be established by the Committee.

9.     PERFORMANCE SHARES.

        Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant or sale to a Grantee of Performance Shares that are designed to constitute performance-based compensation under ss.162(m) of the Code. Such Performance Shares shall be earned by satisfying specified performance goals and shall provide a Grantee full ownership of the Shares when the Committee determines that such performance goals have been met. At the time of the Award of Performance Shares, the Committee shall impose on the Award restrictions based upon the achievement of specific performance goals using one or more of the criteria set forth in Section 11, and may impose such other conditions and/or restrictions on Performance Shares as the Committee may determine, including but not limited to time-based restrictions on vesting, restrictions under applicable federal or state securities laws and/or a requirement that the Grantee pay a stipulated purchase price for each Performance Share.

  (a)
  Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Agreement that shall specify the performance goals, the Restriction Period, the number of Shares granted and such other terms and conditions as the Committee, in its sole discretion, shall determine.

  (b)
  Treatment of Performance Shares. A certificate or certificates representing the number of Performance Shares granted under an Award may be registered in the name of the Grantee. Unless the Committee determines otherwise, Performance Shares shall be held by the Company as escrow agent until the Committee determines that the performance goals have been met. Except as provided in Section 19, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the Committee determines that the applicable performance goals have been met. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Grantee's ownership of Performance Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Grantee who has received such Award, and confirmation and account statements sent to the Grantee with respect to such book-entry Shares may bear the restrictive legend referenced in paragraph (c) of this Section 9. Such records of the Company or such agent shall, absent manifest error, be binding on all Grantees who receive Awards of Performance Shares evidenced in such manner.

  (c)
  Removal of Restrictions. Except as provided in Section 15, the restrictions imposed on Performance Shares shall expire, lapse or be removed based solely on account of the attainment of performance goals established by the Committee using one or more of the performance criteria set forth in Section 11. Performance Shares covered by each Award shall be removed from escrow as soon as practicable after the Committee determines that the applicable performance goals have been met. Subject to Section 14, after the Committee determines that such goals have been met, the Grantee shall be entitled to have any legend relating to restrictions under this Section 9 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

  (d)
  Voting Rights. During the Restriction Period, Grantees holding Performance Shares may exercise full voting rights with respect to those Shares, unless otherwise provided in the Agreement.

  (e)
  Dividends and Other Distributions. During the Restriction Period, Grantees holding Performance Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Performance Shares with respect to which they were paid and shall be held by the Company as escrow agent until the Committee determines that the performance goals applicable to the Performance Shares with respect to which they were paid have been satisfied.

  (f)
  Right of Repurchase of Performance Shares. The Company shall have the right to repurchase Performance Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event the performance goals applicable to such Shares have not been met.

  (g)
  Certification in Writing. Prior to the release of restrictions on any Performance Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the performance goals and all other material terms of the Award have been met.

  (h)
  Limit for Covered Executives. No Covered Executive may receive Awards of more than 50,000 Performance Shares during any fiscal year of the Company

10.   RESTRICTED UNITS AND PERFORMANCE UNITS.

        Subject to the terms of the Plan, including the following terms and conditions, the Committee may authorize the grant of Restricted Units and/or Performance Units that constitute rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Shares (as determined by the Committee) of an amount equal to all or a portion of the value of a unit determined by the Committee. Restricted Units shall set forth the right to receive such payments when the restrictions established by the Committee lapse or are removed. Performance Units are designed to constitute performance-based compensation under ss.162(m) of the Code and shall set forth the right to receive payments when the performance goals established by the Committee have been met.

  (a)
  Restricted Unit Agreements. At the time of Award of Restricted Units, the Committee shall determine the restrictions applicable to the Restricted Units. Each Award of Restricted Units shall be evidenced by an Agreement that shall specify the number of Restricted Units granted and such other terms and conditions as the Committee, in its sole discretion, shall determine, including but not limited to performance goals based on the criteria listed in Section 11. The Committee, in its discretion, may accelerate the time at which any restrictions on Restricted Units shall lapse or be removed.

  (b)
  Performance Unit Agreements. At the time of the Award of Performance Units, the Committee shall determine the performance factors applicable to the Performance Units, using one or more of the criteria set forth in Section 11. Each Award of Performance Units shall be evidenced by an Agreement that shall specify the performance goals, the number of Performance Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

  (c)
  Certification in Writing. Prior to the payment of any Performance Units, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the performance goals and all other material terms of the Award have been met.

  (d)
  Limit for Covered Executives. The maximum value of Awards of Performance Units granted to any Covered Executive in any fiscal year shall not exceed $2 million. The foregoing limitation shall be applied at the time of settlement, regardless of whether such settlement is made in cash or Shares.

11.   PERFORMANCE CRITERIA.

  (a)
  Unless and until the Company's stockholders approve a change in the general performance criteria set forth in this Section 11, the performance criteria to be used for purposes of grants of Performance Shares and Performance Units may be measured at the Company level, at a Subsidiary level, or at an operating unit, business unit or individual level, and shall be chosen from among:

  (i)
  Increase in net sales;

  (ii)
  Pretax income before allocation of corporate overhead and/or bonus;

  (iii)
  Gross profits;

  (iv)
  Earnings before interest, taxes, depreciation and amortization;

  (v)
  Earnings before interest and taxes;

  (vi)
  Earnings per share;

  (vii)
  Net income;

  (viii)
  Return on stockholders' equity;

  (ix)
  Return on assets;

  (x)
  Meeting or reducing budgeted expenditures;

  (xi)
  Attainment of division, group or corporate financial goals;

  (xii)
  Reduction in costs.

  (xiii)
  Appreciation in or maintenance of the price of the common stock or any publicly-traded securities of the Company;

  (xiv)
  Comparisons with various stock market indices;

  (xv)
  Comparisons with performance metrics of peer companies;

  (xvi)
  Increase in market share; or

  (xvii)
  Economic value-added models.

  (b)
  The performance goals applicable to an Award of Performance Shares or Performance Units shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the goals are met. The Committee shall, at the time it establishes the performance goals for an Award, specify the period over which the performance goals relate. The establishment of the actual performance goals and, if a grant is based on more than one of the foregoing criteria, the relative weighting of such criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance goals must be established by the Committee in writing no later than 90 days after the commencement of the period to which the performance goals relate (or, if less, no later than after 25% of the period has elapsed) and when achievement of the performance goals is substantially uncertain. The Committee may adjust the performance target(s) with respect to Awards of Performance Shares and Performance Units, but only to decrease the amount of compensation that otherwise would be due upon the attainment of the performance target(s).

  (c)
  The performance goals with respect to any Performance Share or Performance Unit shall be measured over a period no longer than three consecutive years.

12.   STOCK APPRECIATION RIGHTS.

  (a)
  Subject to the terms and conditions of the Plan, the Committee may authorize the grant of Stock Appreciation Rights that, on exercise, entitle the Grantee to receive an amount in cash equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value of a Share on the date of grant, multiplied by the number of Shares with respect to which the SAR is exercised.

  (b)
  The number of Shares with respect to which a SAR or SARs may be granted to a Covered Executive during any fiscal year of the Company may not exceed 50,000.

13.   STOCK OPTIONS.

  (a)
  Grant. Subject to the provisions of the Plan and other Applicable Laws, the Committee shall have sole and complete authority to determine the Grantees to whom Options shall be granted, the number of Shares subject to each Award, the Option Price therefore and the conditions and limitations applicable to the exercise of each Option. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. The grant of an Option shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Grantee at a particular Option Price or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in Section 422(d) of the Code of the employee's employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

  (b)
  Price. The Committee in its sole discretion shall establish or specify the Option Price at the time each Option is granted. The Option Price for an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant (including such later dates as the Committee shall specify in accordance with paragraph (a) of this Section 13) of such Option.

  (c)
  Term. Subject to the Committee's authority under Section 5 of this Plan, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing and except as provided in paragraph (d)(i) of this Section 13, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

  (d)
  Exercise.

  (i)
  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Grantee's exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

    (ii)
    The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

    (iii)
    An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

    (iv)
    Payment of the Option Price shall be made (A) in cash or cash equivalents, (B) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Grantee valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (C) by a combination of such cash (or cash equivalents) and such Shares, or (D) at the discretion of the Committee and subject to applicable securities laws, by (x) delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan) or (y) withholding Shares otherwise deliverable to the Grantee pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with the terms of Section 16 of the Plan). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

  (e)
  Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the Grantee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company on the date of grant (including such later date as the Committee shall specify in accordance with paragraph (d)(i)

    of this Section 13), and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

14.   CONDITIONS UPON ISSUANCE OF SHARES.

        The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until: (a) all conditions of the Award have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with all Applicable Law, in connection with the issuance and delivery of such Shares have been satisfied; and (c) the Grantee or Beneficiary has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Law.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.   RIGHTS UNDER CERTAIN CIRCUMSTANCES.

  (a)
  Death or Disability. Except as otherwise provided in the applicable Agreement, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which an Award was granted becomes disabled or dies while in such employment, the restrictions imposed on the Award, including, but not limited to, any vesting period related to an Option, shall lapse; provided that, if the Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, it shall cease to qualify as such performance-based compensation if the restrictions lapse under this Section 15(a). For purposes of this Section 15(a), "disabled" and "disability" means having a total and permanent disability, as defined in Section 22(e)(3) of the Code.

  (b)
  Termination of Employment for Any Other Reason. Except as otherwise provided in an Agreement, if a Grantee's employment with the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

  (c)
  Change in Control. Except as otherwise provided in the applicable Agreement, all restrictions imposed on an Award shall lapse and the Award shall become fully vested if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee's employment with the Company and its Subsidiaries ceases for any reason.

16.   TAX WITHHOLDING.

        The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local withholding tax requirements (including the Grantee's FICA obligation) that might apply with respect to any Award to a Grantee in the manner specified in subsection (a) or (b) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (c) below to the extent permitted therein.

  (a)
  The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

  (b)
  The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

  (c)
  If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering to the Company Shares owned by the Grantee, provided that the Shares withheld or delivered have a Fair Market Value (on the date that such withholding or delivery occurs) equal to the minimum amount required to be withheld.

17.   ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

  (a)
  In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the exercise price per Share of each outstanding Award shall be equitably and proportionately adjusted by the Board of Directors (and, as applicable equitably and proportionately adjusted in such manner as is consistent with Sections 422 and 409 of the Code and the regulations thereunder and with Section 162(m) of the Code) to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Board of Directors may, in its sole discretion (i) accelerate the vesting of an outstanding Award or (ii) accelerate the termination date of an outstanding Award in connection with the liquidation, dissolution, merger, reorganization or other consolidation of the Company upon notice to the affected Grantees.

  (b)
  The Board's determination with respect to any such adjustments shall be conclusive.

18.   EFFECTS OF MERGER OR OTHER REORGANIZATION.

        Except to the extent otherwise provided in an Agreement, if the Company shall be the surviving corporation in a merger or other reorganization, outstanding Awards granted under the Plan shall extend to stock and securities of the Company after the merger or other reorganization to the same extent as Shares held by a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award.

19.   TRANSFERABILITY OF AWARDS.

        Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, subject to the approval of the Committee in its sole discretion, Awards may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters) and individuals who are family members by adoption.

20.   PROHIBITION ON REPRICING.

        Notwithstanding any other provision of the Plan, the Committee shall not "reprice" any Option, SAR or other Award granted under the Plan if such repricing would have the effect of decreasing with respect to a SAR the deemed Fair Market Value of a Share referred to in Section 12(a)(ii) or decreasing with respect to an Option the Option Price applicable to such Option, or other similar effect. For this purpose, a "repricing" includes a tandem cancellation and regrant of an Award or any other amendment or action that would have substantially the same effect.

21.   TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN.

        The Board of Directors may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable law, make any material revisions as defined in the NASDAQ Rules (other than through adjustment for changes in capitalization as provided in Section 17), including: (a) a material increase in the aggregate number of Shares for which Awards may be granted; (b) an expansion of the types of Awards available under the Plan; (c) a material expansion of the class of persons eligible for an Award; or (d) an extension of the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent, but it shall be conclusively presumed that any adjustment pursuant to Section 16 does not adversely affect any such right.

22.   NO EFFECT ON EMPLOYMENT OR SERVICE.

        Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee's relationship with the Company, nor shall it interfere in any way with the Grantee's or the Company's right to terminate such relationship at any time, with or without cause.

23.   SEVERABILITY.

        In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision has not been included.

24.   SECTION 409A COMPLIANCE.

  (a)
  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Grantee pursuant to an Award would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code, including applying the appropriate definitions to terms whose meanings in this Plan differ from those set forth in Section 409A of the Code and the regulations promulgated thereunder, if necessary for payments hereunder to be permissible payments under Section 409A of the Code.

25.   GOVERNING LAW.

        Except to the extent that such laws may be superseded by any Federal law, the Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date UNITED NATURAL FOODS, INC. M27933-Z54220 UNITED NATURAL FOODS, INC. 313 IRON HORSE WAY PROVIDENCE, RI 02908 ATTN: MARK SHAMBER For Against Abstain 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 30, 2011. 0 0 0 1. To elect three Class II Directors to our Board of Directors, each for a term of three years. Nominees: VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 P.M. Eastern Time the day before the Meeting date. Have your Notice of Proxy Availability or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/unfi You may attend the Meeting on December 16, 2010 on the Internet at the website above and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 7:00 P.M. Eastern Time the day before the meeting date. Have your Notice of Proxy Availability or proxy card in hand when you call and then follow the instructions. VOTE BY MAIL You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 0 0 0 0 0 0 0 0 0 1a. Gordon D. Barker 1c. Mary Elizabeth Burton 1b. Gail A. Graham 3. To approve the amendment and restatement of the United Natural Foods, Inc. 2004 Equity Incentive Plan. 0 0 0 Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, guardian, trustee or Corporate Officer, please give title as such. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

UNITED NATURAL FOODS, INC. Annual Meeting of Stockholders December 16, 2010 5:30 PM EST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) each of Steven L. Spinner and Mark E. Shamber as proxies, each with the power to appoint his substitute, and hereby authorizes Steven L. Spinner and Mark E. Shamber to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of UNITED NATURAL FOODS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 5:30 PM, EST on December 16, 2010, at www.virtualshareholdermeeting.com/unfi, and any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, FOR EACH OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be marked, signed and dated on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2010 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, are available at www.proxyvote.com. M27934-Z54220

QuickLinks

CORPORATE GOVERNANCE
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 3—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2004 EQUITY INCENTIVE PLAN
OTHER MATTERS
  APPENDIX A